Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-287237-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 4, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 13, 2025)

$

ERP Operating Limited Partnership

$    % Notes due 2031

$    % Notes due 2036

The notes due 2031 will bear interest at the rate of   % per year, and the notes due 2036 will bear interest at the rate of   % per year. Interest on the notes is payable on      and      of each year, beginning on    , 2027. The notes due 2031 will mature on    , 2031, and the notes due 2036 will mature on    , 2036. We may redeem some or all of the notes at any time and from time to time prior to maturity. The redemption price is discussed under the caption “Description of Notes—Optional Redemption at Our Election” in this prospectus supplement.

The notes will be ERP Operating Limited Partnership’s unsecured obligations and will rank equally with all of ERP Operating Limited Partnership’s other present and future unsecured and unsubordinated indebtedness (including any unsecured and unsubordinated indebtedness of AvalonBay Communities, Inc., a Maryland corporation (“AvalonBay”), that will be assumed by ERP Operating Limited Partnership if it consummates the merger (the “Post-Closing Merger”) with Canopy Merger Sub LLC, a Maryland limited liability company and a direct wholly owned subsidiary of Equity Residential (“Merger Sub”), that will be a successor to AvalonBay following the merger of AvalonBay with and into Merger Sub with ERP Operating Limited Partnership surviving the Post-Closing Merger as the surviving entity (such transactions, collectively, the “Merger”)), but will be effectively subordinated (with respect to underlying collateral) to our present and future secured indebtedness (including any secured indebtedness of AvalonBay that will be assumed by ERP Operating Limited Partnership if it consummates the Merger) and will not be the obligation of any of our subsidiaries.

We do not intend to apply for listing of the notes on any national securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and the risks set forth in the documents we have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Price to Public (1)		Underwriting Discount		Proceeds before Expenses
Per note due 2031		%		%		%
Total	$		$		$
Per note due 2036		%		%		%
Total	$		$		$

(1)	Plus accrued interest from August , 2026, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment on or about August   , 2026.

Joint Book-Running Managers

	Morgan Stanley		Wells Fargo Securities
BofA Securities		Goldman Sachs & Co. LLC		J.P. Morgan

August  , 2026

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since then.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives a description of our debt securities and more general information, some of which does not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us and our subsidiaries that is not included in or delivered with these documents. This information is available without charge to security holders upon written or oral request. See “Where You Can Find More Information About Us” in this prospectus supplement and in the accompanying prospectus.

References in this prospectus supplement and in the accompanying prospectus to “we,” “us” and “our” are to ERP Operating Limited Partnership and its direct and indirect consolidated subsidiaries unless otherwise specified or the context otherwise requires.

S-ii

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus supplement does not contain all of the information included in the related registration statement. Parts of the registration statement have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. In accordance with SEC rules and regulations, we have filed agreements and documents that we are required to file as exhibits to the registration statement.

Please see such agreements and documents for a complete description of these matters. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement.

Equity Residential and ERP Operating Limited Partnership file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to you at the SEC’s web site at http://www.sec.gov and at our website at http://www.equityapartments.com. The contents of our website are not deemed to be part of this prospectus supplement, the accompanying prospectus or any other prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information filed with the SEC will update and supersede information in prior filings. We incorporate by reference into this prospectus supplement our documents listed below:

•	Annual Report of Equity Residential and ERP Operating Limited Partnership on Form 10-K for the year ended December 31, 2025 (File Nos. 001-12252 and 000-24920);

•

The information specifically incorporated by reference into the Annual Report of Equity Residential and ERP Operating Limited Partnership on Form 10-K for the year ended December  31, 2025 from the Definitive Proxy Statement on Schedule 14A of Equity Residential filed on April 14, 2026 (File No. 001-12252);

•	Quarterly Reports of Equity Residential and ERP Operating Limited Partnership on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 (File Nos. 001-12252 and 000-24920);

•

Current Reports of Equity Residential on Form 8-K filed on May 21, 2026, June  8, 2026, June 22, 2026 (File No. 001-12252) and July 31, 2026 (File No.  001-12252, SEC Accession Nos. 0001193125-26-328612 and 0001140361-26-030523);

•	Current Reports of ERP Operating Limited Partnership on Form 8-K filed on May 21, 2026, June 8, 2026 and July 31, 2026 (File No. 000-24920); and

•

Description of Equity Residential’s Common Shares contained in its registration statement on Form 8-A/A dated August 10, 1993 (File No. 001-12252), including any amendments or reports filed for the purpose of updating such description.

All documents filed by either Equity Residential or ERP Operating Limited Partnership pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus supplement will also be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

S-iii

In addition to finding these filings on the websites described above, you may request a copy of these filings, at no cost, by writing to or telephoning either of us at the following address:

Two North Riverside Plaza

Chicago, Illinois 60606

Attention: Investor Relations

Telephone number: (888) 879-6356

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference as described under “Where You Can Find More Information About Us” in this prospectus supplement and in the accompanying prospectus contain certain information that we intend to be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act. These forward-looking statements relate to such things as our anticipated future economic performance, our plans and objectives for future operations, our financing activities and the expected use of proceeds from such activities, future acquisitions and dispositions and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “intend,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms.

Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors. The cautionary statements under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, which are incorporated herein by reference, and other similar statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference herein and therein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

ERP OPERATING LIMITED PARTNERSHIP

We were formed to conduct the multifamily residential property business of Equity Residential, our general partner and an S&P 500 company focused on the acquisition, development and management of residential properties located in and around dynamic cities that attract affluent long-term renters. As of July 31, 2026, we, directly or indirectly through investments in title holding entities, owned all or a portion of 312 multifamily properties located in 10 states and the District of Columbia, consisting of 85,520 apartment units. We are a limited partnership organized under the laws of the State of Illinois. Our principal executive offices are located at Two North Riverside Plaza, Chicago, Illinois 60606, and our telephone number is (312) 474-1300.

RECENT DEVELOPMENTS

As previously announced, on May 20, 2026, we and Equity Residential entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among AvalonBay Communities, Inc., a Maryland corporation (“AvalonBay”), Equity Residential, Canopy Merger Sub LLC, a Maryland limited liability company and a direct wholly owned subsidiary of Equity Residential (“Merger Sub”), and us. The Merger Agreement provides for the combination of Equity Residential and AvalonBay in a merger of equals transaction, and the combined company will operate under the name Vivmark Residential.

Upon the terms and subject to the conditions set forth in the Merger Agreement, (i) on the closing date but prior to the effective time of the merger (the “Effective Time”), AvalonBay will contribute certain assets (the “Asset Contribution”) in exchange for units of partnership interest in ERP Operating Limited Partnership that have, in the aggregate, a value equal to the fair market value of such contributed assets and (ii) following the Asset Contribution and at the Effective Time, AvalonBay will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of Equity Residential (the “AvalonBay Merger”). Immediately following the closing of the AvalonBay Merger, Merger Sub will merge with and into ERP Operating Limited Partnership, with ERP Operating Limited Partnership being the surviving entity (the foregoing transaction, together with the AvalonBay Merger, the “Merger”). The board of trustees of Equity Residential and the board of directors of AvalonBay have each unanimously approved or adopted, as applicable, the Merger Agreement and the transactions contemplated by the Merger Agreement.

The Merger Agreement provides that each share of common stock, par value $0.01 per share, of AvalonBay, issued and outstanding immediately prior to the Effective Time (other than certain excluded shares described in the Merger Agreement) will be converted into the right to receive 2.793 Common Shares of Beneficial Interest, $0.01 par value (“Common Shares”), of Equity Residential and cash in lieu of fractional shares, if any. Upon completion, legacy Equity Residential shareholders are expected to own approximately 49% of the combined company, and legacy AvalonBay stockholders are expected to own approximately 51%.

The transaction will be accounted for as a reverse acquisition under the business combination accounting rules in which Equity Residential is considered the legal acquirer because Equity Residential issues Common Shares to AvalonBay stockholders, while AvalonBay is designated as the accounting acquirer based primarily on post-Merger relative ownership percentages and the composition of senior executive leadership. Consequently, Equity Residential’s historical assets and liabilities will be recorded at estimated fair value as of the closing date, and the combined financial statements will present AvalonBay’s historical balances and results.

The preliminary purchase price and the amount of expected transaction costs are both subject to change until the closing date. To fund the expected transaction costs and planned refinancing of existing debt, we entered into a commitment letter on May 20, 2026 for a senior unsecured bridge loan facility of up to $2.0 billion. Borrowings under the facility will initially bear interest at a variable rate based on the Secured Overnight Financing Rate (“SOFR”) plus 0.725% per annum (subject to adjustments based on credit ratings and time outstanding) plus additional fees, with a maturity of 364 days following the closing of the AvalonBay Merger. The exact timing and amount of any borrowings remain undetermined. The completion of the Merger is not conditioned upon the availability of the bridge facility or any other financing.

Following the completion of the Merger, the combined company will operate under the name Vivmark Residential and will have dual headquarters in Chicago, Illinois and Arlington, Virginia. The board of trustees of the combined company will consist of 14 members, composed of seven members from each of the board of trustees of Equity Residential and the board of directors of AvalonBay.

(1)	Following the closing of the merger, the existing AVB commercial paper program will be terminated while EQR’s commercial paper program will be the surviving program.

Equity Residential and AvalonBay expect to complete the Merger in the second half of 2026, subject to the satisfaction or waiver of customary closing conditions, including the approval of the issuance of shares of Equity Residential in connection with the AvalonBay Merger by Equity Residential’s shareholders, the approval of the AvalonBay Merger by the AvalonBay stockholders and the absence of any injunction or order by any court or other governmental entity prohibiting or making illegal the Merger. However, Equity Residential and AvalonBay cannot predict the actual date on which the Merger will be completed because completion is subject to conditions beyond their control, and it is possible that such conditions could result in the Merger being completed later or not being completed at all.

AvalonBay is a Maryland corporation that has elected to be treated as a “real estate investment trust” for U.S. federal income tax purposes. AvalonBay develops, redevelops, acquires, owns and operates apartment communities in Boston, Massachusetts, the New York/New Jersey metro area, the Mid-Atlantic, Seattle, Washington, and Northern and Southern California, as well as its expansion regions of Raleigh-Durham and Charlotte, North Carolina, Southeast Florida, Dallas and Austin, Texas, and Denver, Colorado. AvalonBay uses the term apartment communities to refer to properties that consist of apartment homes or townhomes or a combination of both. AvalonBay focuses on leading metropolitan areas that it believes have offered, and will continue to offer, the opportunity for superior risk-adjusted returns over the long-term on apartment community investments relative to other markets.

Additional information about the Merger, including information regarding some of the actual and potential risks and uncertainties related to the Merger, is included in documents incorporated by reference into this prospectus supplement. You should carefully review the risk factors described under the caption “Risk Factors” in this prospectus supplement and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which is incorporated by reference in the accompanying prospectus. In addition, for further information regarding the Merger, you should also carefully review copies of the consolidated financial statements of AvalonBay appearing as Exhibits 99.2, 99.3 and 99.4 to, and the unaudited pro forma condensed consolidated financial statements appearing as Exhibit 99.1 to, and the other information in, our Current Report on Form 8-K filed with the SEC on July 31, 2026, File No. 001-12252, SEC Accession No. 0001193125-26-328612 (the “July 31 Form 8-K”), each of which is incorporated by reference in the accompanying prospectus. For more information, see “Where You Can Find More Information About Us.”

RISK FACTORS

In addition to the risks relating to our business, which are incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed by us with the SEC and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors before you decide to invest in the notes.

The unaudited pro forma financial information incorporated by reference in this prospectus supplement may not be indicative of our actual financial position or results of operations, and there can be no assurance that the Merger will be completed.

The unaudited pro forma financial information incorporated by reference in this prospectus supplement and the description of the combined company following the Merger, if completed, are presented for informational purposes only and on the basis of certain assumptions and estimates. They are subject to uncertainties and are not necessarily indicative of what our actual results of operations or financial condition or this pro forma financial information would have been had the Merger been consummated on the dates assumed for purposes of such pro forma financial information or to be indicative of our structure, financial condition, results of operations or metrics as of or for any future date or period. The unaudited pro forma financial information reflects adjustments, which are based upon assumptions and preliminary estimates that we believe to be reasonable, but we can provide no assurance that any or all of such assumptions or estimates are correct.

You may not be able to sell your notes.

The notes are new issues of securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the notes, but are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity or the development of any trading market for the notes.

The notes are unsecured, rank equally with all of our other unsecured and unsubordinated debt, are effectively subordinated to our secured debt and are structurally subordinate to all liabilities of our subsidiaries.

The notes are direct unsecured obligations of ERP Operating Limited Partnership exclusively, and Equity Residential does not have any obligations in connection with the notes. The notes will (i) rank equally with all of ERP Operating Limited Partnership’s other present and future unsecured and unsubordinated indebtedness (including any unsecured and unsubordinated indebtedness of AvalonBay that will be assumed by ERP Operating Limited Partnership if it consummates the Merger), (ii) be effectively subordinated (with respect to underlying collateral) to our present and future secured indebtedness (including any secured indebtedness of AvalonBay that will be assumed by ERP Operating Limited Partnership if it consummates the Merger), and (iii) be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries. Our rights and the rights of any holder of the notes (or our other creditors) to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred equity holders (if any), except to the extent that we may be a creditor with recognized claims against the subsidiary.

As of June 30, 2026, the aggregate amount of outstanding mortgages on our properties totaled approximately $1.6 billion, our outstanding indebtedness with which the notes will have equal rank was approximately $6.7 billion, and our total debt was approximately $8.3 billion. If the Merger is consummated on the terms currently contemplated, certain of AvalonBay’s then outstanding consolidated indebtedness will become indebtedness of ours, which will significantly increase our total consolidated indebtedness. For additional information, see the Risk Factors in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and the unaudited pro forma condensed consolidated financial statements in Exhibit 99.1 included in the July 31 Form 8-K. Except as limited by the indenture governing the terms of the notes and as described under “Description of ERP Operating Limited Partnership Securities—ERP Debt Securities—Certain Covenants” in the accompanying prospectus and as set forth in the Merger Agreement filed as Exhibit 2.1 to our Current Report on Form 8-K filed on May 21, 2026, there are no limits on the amount of secured and unsecured indebtedness that we may incur.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $      million, after deducting the underwriting discounts and our estimated offering expenses. We will use the net proceeds of this offering for working capital and general company purposes, which may include funding all or a portion of the repayment of our outstanding 7.570% notes due August 15, 2026 having an original aggregate principal amount of $150 million, our outstanding 2.850% notes due November 1, 2026 having an original aggregate principal amount of $500 million and the combined outstanding balance under our unsecured revolving credit facility and notes issued under our commercial paper program.

As of July 31, 2026, an aggregate amount of $830 million was outstanding under our commercial paper program, with a weighted average interest rate of 3.92% and a weighted average maturity of 3 days, and no amounts were outstanding under our unsecured revolving credit facility, which matures on December 3, 2030. Advances under the unsecured revolving credit facility generally bear interest at variable rates based upon the Term SOFR or Daily Simple SOFR plus a spread (0.725% as of the date of this prospectus supplement) dependent upon our credit rating. We also pay an annual facility fee (0.125% as of the date of this prospectus supplement), which is dependent upon our credit rating. Our commercial paper program generally allows for daily, weekly, or monthly borrowings at low floating interest rates. Affiliates of certain of the underwriters of this offering are lenders, and in some cases agents or managers for the lenders, under our unsecured revolving credit facility, and, accordingly, will receive pro rata portions of the net proceeds from this offering to the extent such net proceeds are used to repay borrowings under our unsecured revolving credit facility. To the extent that the net proceeds from this offering are applied to repay any of our commercial paper which is held by any of the underwriters or their affiliates, they will indirectly receive proceeds of this offering through the repayment of such commercial paper. Pending application of the net proceeds for the purposes described above, we may temporarily invest the net proceeds in short-term government securities, short-term money market funds and/or bank certificates of deposit.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered hereby supplements the description of the general terms and provisions of debt securities set forth in the accompanying prospectus under the caption “Description of ERP Operating Limited Partnership Securities—ERP Debt Securities” and, to the extent inconsistent therewith, replaces such description.

General

We are offering for sale $   of our   % notes maturing on     , 2031 and $   of our   % notes maturing on    , 2036. The notes will be issued pursuant to an indenture, dated as of October 1, 1994, which we have entered into with The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, NA, as successor to The First National Bank of Chicago), as trustee, as supplemented by the first supplemental indenture thereto, dated as of September 9, 2004, the second supplemental indenture thereto, dated as of August 23, 2006, the third supplemental indenture thereto, dated as of June 4, 2007, the fourth supplemental indenture thereto, dated as of December 12, 2011, and the fifth supplemental indenture thereto, dated as of February 1, 2016. We refer to the indenture as supplemented by the first, second, third, fourth and fifth supplemental indentures thereto and as may be further amended or supplemented from time to time as the “Indenture.” Some terms used in this prospectus supplement are defined in the accompanying prospectus.

We will pay interest on the notes semi-annually in arrears on     and     of each year, commencing     , 2027, to the registered holders of the notes on the preceding    or    , as the case may be. If any interest payment date falls on a day that is not a business day, the required payment will be made on the next succeeding business day, but without any interest on the amount so payable for the period from and after the applicable interest payment date to the next succeeding business day.

We may from time to time without the consent of existing holders create and issue additional notes of each series having the same terms and conditions as the applicable series of notes offered by this prospectus supplement in all respects, except for the issue date, issue price and, under some circumstances, the date of the first payment of interest thereon. Additional notes of each series issued in this manner will be consolidated with and form a single series with the previously outstanding applicable series of notes.

The notes are direct unsecured obligations of ERP Operating Limited Partnership exclusively, and Equity Residential does not have any obligations in connection with the notes. The notes will (i) rank equally with all of ERP Operating Limited Partnership’s other present and future unsecured and unsubordinated indebtedness (including any unsecured and unsubordinated indebtedness of AvalonBay that will be assumed by ERP Operating Limited Partnership if it consummates the Merger), (ii) be effectively subordinated (with respect to underlying collateral) to our present and future secured indebtedness (including any secured indebtedness of AvalonBay that will be assumed by ERP Operating Limited Partnership if it consummates the Merger), and (iii) be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries. Our rights and the rights of any holder of the notes (or our other creditors) to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred equity holders (if any), except to the extent that we may be a creditor with recognized claims against the subsidiary.

As of June 30, 2026, the aggregate amount of outstanding mortgages on our properties totaled approximately $1.6 billion, our outstanding indebtedness with which the notes will have equal rank was approximately $6.7 billion, and our total debt was approximately $8.3 billion. If the Merger is consummated on the terms currently contemplated, certain of AvalonBay’s then outstanding consolidated indebtedness will become indebtedness of ours, which will significantly increase our total consolidated indebtedness. Except as limited by the Indenture governing the terms of the notes and as described under “Description of ERP Operating Limited Partnership Securities—ERP Debt Securities—Certain Covenants” in the accompanying prospectus and as set forth in the Merger Agreement filed as Exhibit 2.1 to our Current Report on Form 8-K filed on May 21, 2026, there are no limits on the amount of secured and unsecured indebtedness that we may incur.

The notes of each series will be issued only in fully registered, book-entry form. See “Description of ERP Operating Limited Partnership Securities—ERP Debt Securities—Book-Entry System” in the accompanying prospectus.

The notes are not repayable at the option of any holder before maturity. The notes will not be subject to a sinking fund.

The defeasance and covenant defeasance provisions of the Indenture, described under “Description of ERP Operating Limited Partnership Securities—ERP Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus, apply to the notes.

Please refer to the section entitled “Description of ERP Operating Limited Partnership Securities—ERP Debt Securities—Certain Covenants” in the accompanying prospectus for a description of the covenants applicable to the notes.

Except as described in this prospectus supplement or under “Description of ERP Operating Limited Partnership Securities—ERP Debt Securities—Certain Covenants” and “Description of ERP Operating Limited Partnership Securities—ERP Debt Securities—Merger, Consolidation or Sale” in the accompanying prospectus, the Indenture does not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the notes protection in the event of (1) a highly leveraged or similar transaction involving us or our general partner or any of our affiliates, (2) a change of control or (3) a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the notes. Further, in addition to the Merger, subject to the limitations set forth under “Description of ERP Operating Limited Partnership Securities—ERP Debt Securities—Merger, Consolidation or Sale” in the accompanying prospectus, we may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation of us with another entity that would increase the amount of indebtedness or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness, including the notes.

Optional Redemption at Our Election

Notes due 2031. Prior to     , 20  , we may redeem the notes due 2031, at any time in whole or from time to time in part, at our election, at a redemption price equal to the sum of (1) the principal amount of the notes due 2031 being redeemed plus accrued interest thereon to the redemption date and (2) the Make-Whole Amount (as described in the accompanying prospectus under the section entitled “Description of ERP Operating Limited Partnership Securities—ERP Debt Securities”), if any, with respect to such notes; provided, however, that (i) the Make-Whole Amount will be calculated by us as if the maturity date of the notes due 2031 was     , 20   (the date that is    months prior to the maturity date), and (ii) the Reinvestment Rate referenced in the accompanying prospectus shall be determined by us using   % plus the yield under the heading “Week Ending” published in the most recent Statistical Release (as defined in the accompanying prospectus) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as if the maturity date of the notes due 2031 was    , 20 , as of the payment date of the principal being redeemed or paid. On or after     , 20  , we may redeem the notes due 2031, at any time in whole or from time to time in part, at our election, at a redemption price equal to the principal amount of the notes due 2031 being redeemed plus accrued interest thereon to the redemption date.

Notes due 2036. Prior to     , 20  , we may redeem the notes due 2036, at any time in whole or from time to time in part, at our election, at a redemption price equal to the sum of (1) the principal amount of the notes due 2036 being redeemed plus accrued interest thereon to the redemption date and (2) the Make-Whole Amount (as described in the accompanying prospectus under the section entitled “Description of ERP Operating Limited Partnership Securities—ERP Debt Securities”), if any, with respect to such notes; provided, however, that (i) the Make-Whole Amount will be calculated by us as if the maturity date of the notes due 2036 was     , 20   (the date that is    months prior to the maturity date), and (ii) the Reinvestment Rate referenced in the accompanying prospectus shall be determined by us using   % plus the yield under the heading “Week Ending” published in the most recent Statistical Release (as defined in the accompanying prospectus) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as if the maturity date of the notes due 2036 was     , 20 , as of the payment date of the principal being redeemed or paid. On or after     , 20  , we may redeem the notes due 2036, at any time in whole or from time to time in part, at our election, at a redemption price equal to the principal amount of the notes due 2036 being redeemed plus accrued interest thereon to the redemption date.

Notice of any optional redemption of any notes will be given to holders at their addresses, as shown in the security register, not more than 45 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by the holder to be redeemed.

UNDERWRITING

Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives of the several underwriters. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally, and not jointly, agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name below.

Underwriter	Principal Amount of Notes due 2031	Principal Amount of Notes due 2036
Morgan Stanley & Co. LLC	$	$
Wells Fargo Securities, LLC
BofA Securities, Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

Total	$	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are severally, and not jointly, obligated to purchase all the notes of each series if they purchase any of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to   % of the principal amount of the notes due 2031 and up to   % of the principal amount of the notes due 2036. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to   % of the principal amount of the notes due 2031 and up to   % of the principal amount of the notes due 2036. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per note due 2031		%
Per note due 2036		%

In connection with this offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering (other than any underwriting discount) will be approximately $2.4 million.

Certain of the underwriters have performed and continue to perform investment banking, commercial banking and advisory services for us from time to time for which they receive customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they will receive customary fees and reimbursement of expenses. In particular, Morgan Stanley & Co. LLC and BofA Securities, Inc. are serving as financial advisors to Equity Residential in connection with the AvalonBay Merger, and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are serving as financial advisors to AvalonBay in connection with the AvalonBay Merger. In addition, affiliates of Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC have committed to provide the bridge financing described under “Recent Developments.”

Affiliates of certain of the underwriters of this offering are lenders, and in some cases agents or managers for the lenders, under our unsecured revolving credit facility and, accordingly, will receive pro rata portions of the net proceeds from this offering to the extent that such net proceeds are used to repay borrowings under our unsecured revolving credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us have advised us that they routinely hedge, and certain other of those underwriters or their affiliates that have a lending relationship with us may hedge, their credit exposure to us consistent with their customary risk management policies and that they typically hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. To the extent that the net proceeds from this offering are applied to repay any of our commercial paper which is held by any of the underwriters or their affiliates, they will receive proceeds of this offering through the repayment of such commercial paper. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

Neither we nor any of the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes other than to qualified investors as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”).

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes:

(a) a retail investor means a person who is one (or more) of:

i. a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

ii. a customer within the meaning of Directive 2016/97/EU, as amended or superseded, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii. not a qualified investor as defined in the Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”), on the grounds that the offering of the notes in Japan is made as a private placement for a small number of investors as prescribed under Article 2, Paragraph 3, Item 2 (III) of the FIEA.

Accordingly, the notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident in Japan, or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except under circumstances which will result in compliance with all applicable laws, regulations and guidelines, including the requirements applicable to such private placement for a small number of investors under the FIEA, under which the notes may be offered to up to 49 offerees in Japan.

Any offeree in Japan shall acknowledge and agree that it does not need any explanation of important matters under the Act on Provision of Financial Services (Act No. 101 of 2000, as amended).

Subject to the foregoing, the notes may be offered in Japan to qualified institutional investors (as defined in Article 2, Paragraph 3, Item 1 of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions provided in Article 2 of the FIEA), with the exclusion from the counting of the 49 offerees above. Any qualified institutional investor who acquired the notes is subject to the resale restriction that such qualified institutional investor cannot further assign the notes to anyone other than another qualified institutional investor(s), and such assignment shall be made with the condition of entry to an agreement setting forth such transfer restriction.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA and pursuant to Section 275(1)), or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased pursuant to an offer made in reliance on an exemption under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made in reliance on an exemption under Section 275 of the SFA except: (1) to an institutional investor pursuant to Section 274 of the SFA, to a relevant person pursuant to Section 275(1) of the SFA, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) pursuant to Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates

(including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes,

(a) a “retail investor” means a person who is one (or more) of:

i. a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

ii. a customer within the meaning of the provisions of the United Kingdom Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

iii. not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATR”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the POATR, provided that no such offer of notes shall require us or any underwriter to publish a prospectus or supplement to a prospectus pursuant to the POATR or otherwise contravene Section 12(1) of the POATR. This prospectus supplement is not a prospectus for the purposes of the POATR.

The underwriters have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the notes in, from or otherwise involving the United Kingdom.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Settlement

We expect that delivery of the notes will be made against payment thereof on or about August  , 2026, which will be the      business day following the pricing of the notes (such settlement cycle referred to as “T+  ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is the first business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+   , to specify alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

The legality of the notes will be passed upon for us by DLA Piper LLP (US). Certain legal matters in connection with this offering will be passed upon for the underwriters by Proskauer Rose LLP. Proskauer Rose LLP has from time to time represented us on certain matters.

EXPERTS

The consolidated financial statements and schedule of Equity Residential and ERP Operating Limited Partnership, appearing in Equity Residential’s and ERP Operating Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of Equity Residential’s and ERP Operating Limited Partnership’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of AvalonBay Communities, Inc. at December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, appearing in our Current Report on Form 8-K filed with the SEC on July 31, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein. Such consolidated financial statements and schedule are incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

EQUITY RESIDENTIAL

Common Shares

Preferred Shares

Depositary Shares

Warrants

Share Purchase Contracts

Guarantees

ERP OPERATING LIMITED PARTNERSHIP

ERP Debt Securities

From time to time Equity Residential or selling security holders (“Selling Security Holders”) of Equity Residential may offer (i) common shares of beneficial interest, $0.01 par value per share (“Common Shares”), (ii) preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”), (iii) fractional Preferred Shares represented by depositary shares (“Depositary Shares”), (iv) warrants to purchase Common Shares or Preferred Shares (“Warrants”), (v) share purchase contracts (“Share Purchase Contracts”), and (vi) guarantees of debt securities of ERP Operating Limited Partnership. The Common Shares, Preferred Shares, Depositary Shares, Warrants, Share Purchase Contracts and guarantees of debt securities of ERP Operating Limited Partnership (collectively, the “EQR Securities”) may be offered, separately or together, in separate series (with respect to Preferred Shares and Depositary Shares), in amounts, at prices and on terms to be described in one or more supplements to this prospectus.

From time to time ERP Operating Limited Partnership may offer unsecured senior or subordinated debt securities (“ERP Debt Securities” and, together with the EQR Securities, the “Securities”), in amounts, at prices and on terms to be described in one or more supplements to this prospectus.

Unless the context otherwise requires or as otherwise specified, references in this prospectus to “we,” “us,” or “our” refer to Equity Residential and its subsidiaries, including ERP Operating Limited Partnership. In addition, we sometimes refer to ERP Operating Limited Partnership as the “Operating Partnership” and to Equity Residential as the “Company.”

When we or Selling Security Holders decide to offer the Securities, we will prepare a prospectus supplement describing the offering and the particular terms of the Securities we or Selling Security Holders are selling, which terms will include, among other things: (i) in the case of Common Shares, any initial public offering price; (ii) in the case of Preferred Shares, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; and (iii) in the case of Depositary Shares, the fractional Preferred Shares represented by each Depositary Share and the applicable terms of those Preferred Shares. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to assist in maintaining Equity Residential’s status as a real estate investment trust (a “REIT”) for federal income tax purposes. Any prospectus supplement describing the offering and the particular terms of debt securities will include, among other things:

•	The issuer of the debt securities,

•	The specific title of the debt securities,

•	The amount of the offering and the offering price,

•	The form of the debt securities (which may be registered or bearer, certificated or global),

•	The denominations in which the debt securities may be offered,

•	The maturity date,

•	The rate of interest (or manner of calculation thereof) and date of payment of interest,

•	Any applicable terms for redemption (at our option) or repayment (at purchaser’s option),

•	Terms for any sinking fund payments,

•	Covenants, and

•	The exchanges upon which we intend to apply to list the debt securities, if any.

The applicable prospectus supplement also will contain information, where applicable, about the material U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such prospectus supplement, not contained in this prospectus.

The Securities may be offered directly or by Selling Security Holders, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See “Plan of Distribution.” No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of such Securities.

You should read this prospectus and any prospectus supplement carefully before you make an investment in our Securities.

The Common Shares are listed on the New York Stock Exchange under the symbol “EQR.”

Our principal executive offices are located at Two North Riverside Plaza, Chicago, Illinois 60606 and our telephone number is (312) 474-1300.

Investing in our Securities involves risks. Before buying our Securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any free writing prospectus relating to any specific offering, and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” on page 2 and “Where You Can Find More Information About Us” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2025.

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” By using an automatic shelf registration statement, we or Selling Security Holders may, at any time and from time to time, sell the Securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information About Us.”

This prospectus only provides you with a general description of the Securities we or Selling Security Holders may offer. Each time we or Selling Security Holders sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of those Securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described under the heading “Where You Can Find More Information About Us” in this prospectus.

RISK FACTORS

Investing in our Securities involves risks. Before investing in our Securities, in addition to other information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, you should carefully read and consider the information in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us and are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations. These risks could materially adversely affect, among other things, our business, financial condition, liquidity, results of operations or prospects. See “Where You Can Find More Information About Us.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed incorporated by reference as described under “Where You Can Find More Information About Us” contain certain information that we intend to be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act. These forward-looking statements relate to such things as our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms.

Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors. The cautionary statements under the caption “Risk Factors” contained in the Annual Report on Form 10-K of Equity Residential and ERP Operating Limited Partnership for the year ended December 31, 2024, which is incorporated herein by reference, and other similar statements contained in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated or deemed incorporated by reference herein and therein identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus and the documents incorporated by reference or deemed incorporated by reference herein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus does not contain all of the information included in the related registration statement. Parts of the registration statement have been omitted in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. In accordance with SEC rules and regulations, we have filed agreements and documents that we are required to file as exhibits to the registration statement. Please see such agreements and documents for a complete description of these matters. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Equity Residential and ERP Operating Limited Partnership file annual, quarterly and current reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and at our website at http://www.equityapartments.com. The contents of our website are not deemed to be part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede information in prior filings. We incorporate by reference into this prospectus our documents listed below:

•	Annual Report of Equity Residential and ERP Operating Limited Partnership on Form 10-K for the year ended December 31, 2024 (File Nos. 001-12252 and 000-24920);

•	Quarterly Report of Equity Residential and ERP Operating Limited Partnership on Form 10-Q for the quarter ended March 31, 2025 (File Nos. 001-12252 and 000-24920);

•	Current Report of Equity Residential and ERP Operating Limited Partnership on Form 8-K filed on May 2, 2025 (File Nos. 001-12252 and 000-24920); and

•

Description of Equity Residential’s Common Shares contained in its registration statement on Form 8-A/A dated August 10, 1993 (File No. 001-12252), including any amendments or reports filed for the purpose of updating such description.

All documents filed by either Equity Residential or ERP Operating Limited Partnership pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

In addition to finding these filings on the websites described above, you may request a copy of these filings, at no cost, by writing to or telephoning either of us at the following address:

Two North Riverside Plaza

Chicago, Illinois 60606

Attention: Investor Relations

Telephone number: (888) 879-6356

EQUITY RESIDENTIAL AND ERP OPERATING LIMITED PARTNERSHIP

Equity Residential is a Maryland REIT formed in March 1993 and an S&P 500 company focused on the acquisition, development and management of residential properties located in and around dynamic cities that attract affluent long-term renters. Equity Residential is the general partner of ERP Operating Limited Partnership and has elected to be taxed as a REIT. As of March 31, 2025, we, directly or indirectly through investments in title holding entities, owned all or a portion of 312 properties located in 10 states and the District of Columbia consisting of 84,648 apartment units.

ERP Operating Limited Partnership was formed in May 1993 to conduct the multifamily residential property business of Equity Residential. ERP Operating Limited Partnership is a limited partnership organized under the laws of the State of Illinois.

Our principal executive offices are located at Two North Riverside Plaza, Chicago, Illinois 60606, and our telephone number is (312) 474-1300.

ANTICIPATED USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the proceeds from the sale of the Securities for working capital and general company purposes, including, without limitation, the acquisition or development of multifamily properties and the repayment of debt. Net proceeds may be temporarily invested prior to use.

We will not receive any proceeds from sales of Securities by Selling Security Holders.

DESCRIPTION OF EQUITY RESIDENTIAL SECURITIES

The following description sets forth certain general terms and provisions of the EQR Securities to which any prospectus supplement may relate. The particular terms of the EQR Securities being offered and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such EQR Securities. Please note that in this section entitled “Description of Equity Residential Securities,” references to “the Company,” “we,” “our” and “us” refer to Equity Residential, as the issuer of EQR Securities, unless the context requires otherwise.

The summary of the terms of the shares of beneficial interest of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Restatement of Declaration of Trust of the Company dated December 9, 2004 (“Declaration of Trust”), as amended and/or restated from time to time, and the Ninth Amended and Restated Bylaws of the Company, as adopted on September 19, 2024 (“Bylaws”), as amended, supplemented and/or restated from time to time, each of which is incorporated herein by reference.

Our Declaration of Trust provides that we may issue up to 1,100,000,000 shares of beneficial interest, consisting of 1,000,000,000 Common Shares and 100,000,000 Preferred Shares. As of March 31, 2025, 379,840,678 Common Shares and 343,100 Preferred Shares were issued and outstanding.

Both Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Maryland REIT Law”) and our Declaration of Trust provide that no shareholder of the Company will be liable for any debt or obligation of the Company solely as a result of his or her status as a shareholder of the Company. Our Declaration of Trust further provides that the Company has the power to indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his or her being or having been a shareholder and to reimburse each shareholder for all reasonable expenses incurred by him or her in connection with any such claim or liability.

Common Shares

Distributions. Subject to the preferential rights of any other shares of beneficial interest and to the provisions of our Declaration of Trust regarding excess shares (as defined herein), holders of Common Shares are entitled to receive distributions if, as and when authorized and declared by the Board of Trustees of the Company (the “Board of Trustees”) out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. Holders of Common Shares have no right to any dividend or distribution unless and until authorized and declared by the Board of Trustees. The Company currently pays regular quarterly distributions, and may pay special distributions, to holders of Common Shares when, and if, authorized and declared by our Board of Trustees.

Voting Rights. Subject to the provisions of our Declaration of Trust regarding excess shares, each outstanding Common Share entitles the holder to one vote on the following matters: (a) the election or removal of Trustees; (b) the amendment of our Declaration of Trust; (c) the voluntary dissolution or termination of Equity Residential; (d) the merger of Equity Residential, provided, however, that the shareholders shall not be entitled to vote on a merger of Equity Residential which may be approved pursuant to the provisions of the Maryland REIT Law by a majority of the entire Board of Trustees without a vote of the shareholders and, further provided, that if a shareholder vote is required pursuant to the provisions of the Maryland REIT Law, such merger shall be approved by the affirmative vote of the holders of not less than a majority of all of the shares then outstanding and entitled to vote thereon; (e) the sale or other disposition of all or substantially all of Equity Residential’s assets, provided, however, that the sale or other disposition of all or substantially all of Equity Residential’s assets shall be approved by the affirmative vote of the holders of not less than a majority of all the shares then outstanding and entitled to vote thereon; and (f) such other matters with respect to which the Board of Trustees has adopted a resolution declaring advisable or recommending a proposal and directing that the matter be submitted to the shareholders for consideration. Except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of the Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any Trustees.

Pursuant to the Maryland REIT Law, a REIT generally cannot amend its declaration of trust or merge unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Our Declaration of Trust provides that a merger, and amendments to the Declaration of Trust in connection with a merger, may be approved by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to enable it to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our Declaration of Trust permits such action by the Board of Trustees. Subject to the provisions of any class or series of our shares outstanding, after approval of the Board of Trustees, Equity Residential may be dissolved or terminated by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Conversion, Redemption, Liquidation Rights. Holders of Common Shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our Declaration of Trust regarding excess shares, Common Shares have equal distribution, liquidation and other rights, and have no preference, exchange or, except as expressly required by the Maryland REIT Law, appraisal rights.

Restriction on Ownership and Transfer. For the Company to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. A REIT’s shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made). To facilitate maintenance of its qualification as a REIT for federal income tax purposes, we generally will prohibit ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any single shareholder of more than 5% (in value or number of shares, whichever is more restrictive) of the issued and outstanding Common Shares and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any single shareholder of more than 5% (in value or number of shares, whichever is more restrictive) of the issued and outstanding shares of any class or series of the Company’s Preferred Shares (collectively, the “Ownership Limit”).

Because the Board of Trustees believes it is desirable for the Company to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the Ownership Limit. The ownership attribution rules under the Internal Revenue Code are complex and may cause Common Shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 5% of the Common Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Common Shares) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 5% of the outstanding Common Shares and thus subject such Common Shares to the Ownership Limit. To reduce the ability of the Board of Trustees to use the Ownership Limit as an anti-takeover device, the Declaration of Trust requires, rather than permits, the Board of Trustees to grant a waiver of the Ownership Limit if the shareholder seeking a waiver demonstrates that such ownership would not jeopardize the Company’s status as a REIT. We have issued several of these waivers in the past. As a condition of such a waiver, the Board of Trustees may require undertakings or representations from the shareholder seeking a waiver with respect to preserving the REIT status of the Company. Under certain circumstances, the Board of Trustees may, in its sole and absolute discretion, grant an exemption for individuals to acquire Preferred Shares in excess of the Ownership Limit, provided that certain conditions are met and any representations and undertakings that may be required by the Board of Trustees are made.

The Board of Trustees will have the authority to increase the Ownership Limit from time to time, but will not have the authority to do so to the extent that after giving effect to such increase, five persons who would be treated as “individuals” for purposes of the Internal Revenue Code could beneficially own in the aggregate more than 49.5% of the outstanding Common Shares.

The Declaration of Trust further prohibits (a) any person from actually or constructively owning shares of beneficial interest of the Company that would result in the Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability and ownership is required to give at least 15 days’ prior written notice to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company’s status as a REIT.

If any purported transfer of shares of beneficial interest of the Company or any other event would otherwise result in any person violating the Ownership Limit or the other restrictions in the Declaration of Trust, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the “Prohibited Transferee”) as to that number of shares that exceeds the Ownership Limit (referred to as “excess shares”) and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit (the “Prohibited Owner”) shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the “Beneficiary”). Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violating transfer. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a Prohibited

Transferee prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Declaration of Trust provides that the transfer of the excess shares will be void.

In addition, shares of beneficial interest of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market value at the time of such devise or gift) and (ii) the market value of such shares on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares of beneficial interest held in the trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing shares of beneficial interest shall bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such lower percentage as provided in the rules and regulations promulgated under the Internal Revenue Code) of the outstanding shares of beneficial interest of the Company must give a written notice to the Company within 30 days after the end of each taxable year stating such person’s name and address, the number of shares owned by such person and a description of the manner in which such shares are held. Any record holder who holds shares as nominee for another person who is required to include in gross income the distributions received on such shares must give notice stating the name and address of such other person and the number of shares of such other person with respect to which such record holder is nominee. In addition, each shareholder will, upon demand, be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to ensure compliance with the ownership limitations described above.

These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

All Common Shares offered hereby will, when issued, be duly authorized, fully paid and non-assessable.

Registrar and Transfer Agent. The registrar and transfer agent for the Common Shares is Computershare Trust Company, N.A.

Possible Anti-Takeover Effects of Maryland Law and our Declaration of Trust and Bylaws. The business combination provisions of Maryland law, the control share acquisition provisions of Maryland law (if the applicable provision in our Bylaws is rescinded), the exclusive power of the Trustees to fill vacancies on the Board of Trustees and the provision that any Trustee so appointed will serve for the remaining term of that trusteeship, the limitations on removal of Trustees, the power of the Board of Trustees to issue Preferred Shares

(and the power to classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares), the shareholders’ limited ability to call a special meeting, the advance notice provisions of our Bylaws (to the extent not mitigated by the proxy access provision) and the restrictions on the acquisition of our shares could have the effect of delaying, deterring or preventing a transaction or a change in control of our Company that might involve a premium price for holders of Common Shares or that shareholders otherwise believe may be in their best interest. The “unsolicited takeovers” provisions of Maryland law permit the Board of Trustees, without shareholder approval and regardless of what is provided in our Declaration of Trust or Bylaws, to implement takeover defenses that we may not yet have.

Preferred Shares

General. The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any prospectus supplement may relate.

The Board of Trustees is empowered by the Declaration of Trust to designate and issue from time to time one or more series of Preferred Shares without shareholder approval. The Board of Trustees may determine the relative rights, preferences and privileges of each series of Preferred Shares so issued. Because the Board of Trustees has the power to establish the preferences and rights of each series of Preferred Shares, it may afford the holders of any series of Preferred Shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. The Preferred Shares will, when issued, be fully paid and non-assessable.

As of March 31, 2025, the Company had outstanding 343,100 8.29% Series K Preferred Shares (liquidation preference $50.00 per share). Distributions on the Series K Preferred Shares are cumulative from the date of original issue and payable quarterly on the last day of March, June, September and December of each year, in an amount per share equal to $4.145 per annum. The Series K Preferred Shares are not redeemable prior to December 10, 2026. On or after December 10, 2026, the Series K Preferred Shares may be redeemed for cash at the option of the Company, in whole or in part, at a redemption price equal to the liquidation price of $50.00 per share, plus accrued and unpaid distributions, if any, to the redemption date. The redemption price of the Series K Preferred Shares (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other shares of beneficial interest of the Company, which may include other series of Preferred Shares. The Series K Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into any other securities of the Company. The Company may redeem the Series K Preferred Shares in certain circumstances relating to maintenance of its status as a REIT. See “—Redemption” and “Common Shares—Restriction on Ownership and Transfer.” The other terms of the Preferred Shares are described generally below.

The prospectus supplement relating to any series of Preferred Shares offered thereby will contain the specific terms thereof, including, without limitation:

(1)	The title and stated value of such series of Preferred Shares;

(2)	The number of such series of Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

(3)	The distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such series of Preferred Shares;

(4)	The date from which distributions on such series of Preferred Shares shall accumulate, if applicable;

(5)	The procedures for any auction and remarketing, if any, for such series of Preferred Shares;

(6)	The provision for a sinking fund, if any, for such series of Preferred Shares;

(7)	The provision for redemption, if applicable, of such series of Preferred Shares;

(8)	Any listing of such series of Preferred Shares on any securities exchange;

(9)	The terms and conditions, if applicable, upon which such series of Preferred Shares will be convertible into Common Shares, including the conversion price (or manner of calculation thereof);

(10)	Whether interests in such series of Preferred Shares will be represented by Depositary Shares;

(11)	Any other specific terms, preferences, rights, limitations or restrictions of such series of Preferred Shares;

(12)	A discussion of all material federal income tax considerations, if any, applicable to such series of Preferred Shares that are not discussed in this prospectus;

(13)	The relative ranking and preferences of such series of Preferred Shares as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

(14)

Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

(15)	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

Rank. Unless otherwise specified in the applicable prospectus supplement, each series of Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Shares, and to all equity securities ranking junior to such series of Preferred Shares; (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank on a parity with such series of Preferred Shares; and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank senior to such series of Preferred Shares. The term “equity securities” does not include convertible debt securities.

Distributions. Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees, out of assets of the Company legally available for payment, cash distributions (or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares) at such rates and on such dates as will be set forth in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares. Each such distribution shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Trustees.

Distributions on any series of Preferred Shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares. If the Board of Trustees fails to declare a distribution payable on a distribution payment date on any series of the Preferred Shares for which distributions are non-cumulative, then the holders of such series of the Preferred Shares will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and the Company will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are declared payable on any future distribution payment date.

Unless otherwise specified in the prospectus supplement and Articles Supplementary establishing such series of Preferred Shares, if any Preferred Shares of any series are outstanding, no full distributions shall be declared or paid or set apart for payment on any shares of beneficial interest of the Company of any other series ranking, as to distributions, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past distribution periods and the then current distribution period or (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions for the then current distribution period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to distributions with the Preferred Shares of such series, all distributions declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to distributions with such Preferred Shares shall be declared pro rata so that the amount of distributions declared per share of Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued distributions per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Preferred Shares do not have a cumulative distribution) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Preferred Shares of such series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, and (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no distributions (other than in Common Shares or other shares of beneficial interest ranking junior to the Preferred Shares of such series as to distributions and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the Common Shares, or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Preferred Shares of such series as to distributions or upon liquidation, nor shall any Common Shares, or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Preferred Shares of such series as to distributions or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other shares of beneficial interest of the Company ranking junior to the Preferred Shares of such series as to distributions and upon liquidation).

If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code) any portion (the “Capital Gains Amount”) of the dividends (within the meaning of the Internal Revenue Code) paid or made available for the year to holders of all classes of shares of beneficial interest (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of Preferred Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Internal Revenue Code) paid or made available to the holders of the Preferred Shares for the year and the denominator of which shall be the Total Dividends.

Redemption. If so provided in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares, the Preferred Shares of such series will be subject to mandatory redemption or redemption at the option of the Company, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement and Articles Supplementary establishing such series of Preferred Shares.

The prospectus supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such Preferred Shares do not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest of the Company, the terms of such Preferred Shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable shares of beneficial interest of the Company pursuant to conversion provisions specified in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares.

Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions on all Preferred Shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the current distribution period and (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no Preferred Shares of any series shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions on all outstanding shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period and (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for shares of beneficial interest of the Company ranking junior to the Preferred Shares of such series as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to assist in maintaining the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company, and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number and series of Preferred Shares to be redeemed; (iii) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (iv) that distributions on the shares to be redeemed will cease to accrue on such redemption date; and (v) the date upon which the holder’s conversion rights, if any, as to such shares shall terminate. If fewer than all of the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date distributions will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of shares of beneficial interest of the Company ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Preferred Shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Company shall be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights. Holders of Preferred Shares will not have any voting rights, except as from time to time required by law or as indicated in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares.

Conversion Rights. The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Common Shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares of such series are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares of such series or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares.

Registrar and Transfer Agent. The registrar and transfer agent for the Preferred Shares will be set forth in the applicable prospectus supplement.

Depositary Shares

General. The Company may issue receipts (“Depositary Receipts”) for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Shares, as specified in the applicable prospectus supplement. Preferred Shares of each series represented by Depositary Shares will be deposited under a separate deposit agreement (each, a “Deposit Agreement”) among the Company, the depositary named therein (the “Preferred Share Depositary”) and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the Preferred Shares represented by such Depositary Shares (including distribution, voting, conversion, redemption and liquidation rights).

The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Shares by the Company to the Preferred Share Depositary, the Company will cause the Preferred Share Depositary to issue, on behalf of the Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the following summary of the form thereof is qualified in its entirety by reference thereto.

Distributions. The Preferred Share Depositary will distribute all cash distributions received in respect of the Preferred Shares to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Share Depositary.

In the event of a distribution other than in cash, the Preferred Share Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Share Depositary, unless the Preferred Share Depositary determines that it is not feasible to make such distribution, in which case the Preferred Share Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any Depositary Share to the extent that it represents any Preferred Shares converted into excess shares.

Withdrawal of Shares. Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Share Depositary (unless the related Depositary Shares have previously been called for redemption or converted into excess shares), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional Preferred Shares and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Shares on the basis of the proportion of the Preferred Shares represented by each Depositary Share as specified in the applicable prospectus supplement, but holders of such Preferred Shares will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of Preferred Shares to be withdrawn, the Preferred Share Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Redemption. Whenever the Company redeems Preferred Shares held by the Preferred Share Depositary, the Preferred Share Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Shares so redeemed, provided the Company shall have paid in full to the Preferred Share Depositary the redemption price of the Preferred Shares to be redeemed plus an amount equal to any accrued and unpaid distributions thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Shares. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company that will not result in the issuance of any excess shares.

From and after the date fixed for redemption, all distributions in respect of the Preferred Shares so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the Preferred Share Depositary.

Voting Rights. Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the Preferred Share Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Shares. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Preferred Share Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder’s Depositary Shares. The Preferred Share Depositary will vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Share Depositary in order to enable the Preferred Share Depositary to do so. The Preferred Share Depositary will abstain from voting the amount of Preferred Shares represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Share Depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Share Depositary.

Liquidation Preference. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each Preferred Share represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable prospectus supplement.

Conversion. The Depositary Shares, as such, are not convertible into Common Shares or any other securities or property of the Company, except in connection with certain conversions in connection with the preservation of the Company’s status as a REIT. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Share Depositary with written instructions to the Preferred Share Depositary to instruct the Company to cause conversion of the Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipts into whole Common Shares, other Preferred Shares (including excess shares) of the Company or other shares of beneficial interest, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Shares to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. No fractional Common Shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement. The form of Depositary Receipt evidencing the Depositary Shares which represent the Preferred Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Share Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

The Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Preferred Share Depositary if (i) such termination is necessary to assist in maintaining the Company’s status as a REIT or (ii) a majority of each series of Preferred Shares affected by such termination consents to such termination, whereupon the Preferred Share Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional Preferred Shares as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Preferred Share Depositary with respect to such Depositary Receipts. The Company has agreed that if the Deposit Agreement is terminated to assist in maintaining the Company’s status as a REIT, then, if the Depositary Shares are listed on a national securities exchange, the Company will use its best efforts to list the Preferred Shares issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed or (ii) there shall have been a final distribution in respect of the related Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Shares.

Charges of Preferred Share Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Share Depositary in connection with the performance of its duties under the Deposit Agreement.

Resignation and Removal of Depositary. The Preferred Share Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Share Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Share Depositary. A successor Preferred Share Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous. The Preferred Share Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Share Depositary with respect to the related Preferred Shares.

Neither the Preferred Share Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Share Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Shares represented by the Depositary Shares), gross negligence or willful misconduct, and the Company and the Preferred Share Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or Preferred Shares represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Share Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Shares represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the Preferred Share Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Share Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

Warrants

Equity Residential may issue Warrants for the purchase of our Common Shares or Preferred Shares. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to the shareholders of Equity Residential and may be attached to or separate from such securities. We may issue Warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the Warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. In the applicable prospectus supplement, we will describe the terms of the Warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such Warrants;

•	their aggregate number;

•	the price or prices at which we will issue them;

•	the designation, number and terms of the Common Shares of any series or Preferred Shares that can be purchased upon exercise of them;

•	the designation and terms of the other securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such security;

•	the date, if any, on and after which they and the related Common Shares of any series or Preferred Shares, if any, will be separately transferable;

•	the price at which each Common Share or Preferred Share that can be purchased upon exercise of such Warrants may be purchased;

•	the date on which the right to exercise them shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such Warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such Warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such Warrants.

Share Purchase Contracts

We may issue share purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of Common Shares, Preferred Shares or Depositary Shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Common Shares, Preferred Shares or Depositary Shares. The consideration per Common Share, per Preferred Share or per Depositary Share, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by a specific reference to a formula set forth in the share purchase contracts. The share purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The share purchase contracts may be issued separately or as part of share purchase units consisting of a share purchase contract and ERP Debt Securities, Preferred Shares or debt obligations of third parties, including U.S. treasury securities, other share purchase contracts or common shares, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the Common Shares, Preferred Shares, Depositary Shares or other security or property under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the share purchase contracts.

The securities related to the share purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of share purchase contracts to purchase the underlying security or property under the related share purchase contracts. The rights of holders of share purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of share purchase contracts will be permitted to withdraw the pledged securities related to such share purchase contracts from the pledge arrangement.

Guarantees of ERP Debt Securities

At its sole option, Equity Residential may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of ERP Debt Securities of ERP Operating Limited Partnership, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the indenture. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement and supplemental indenture relating to the guaranteed ERP Debt Securities.

DESCRIPTION OF ERP OPERATING LIMITED PARTNERSHIP SECURITIES

ERP Debt Securities

General. The following description sets forth certain general terms and provisions of the ERP Debt Securities to which any prospectus supplement may relate. The particular terms of the ERP Debt Securities being offered and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such ERP Debt Securities. Please note that in this section entitled “Description of ERP Operating Limited Partnership Securities,” references to “we,” “our” and “us” refer to ERP Operating Limited Partnership, as the issuer of the ERP Debt Securities, unless the context requires otherwise.

The ERP Debt Securities may be senior or subordinated debt securities and may be exchangeable for Common Shares. The ERP Debt Securities will be issued pursuant to an indenture, dated as of October 1, 1994 (the “Original Indenture”), as supplemented by the first supplemental indenture thereto, dated as of September 9, 2004, the second supplemental indenture thereto, dated as of August 23, 2006, the third supplemental indenture thereto, dated as of June 4, 2007 (the “Third Supplemental Indenture”), the fourth supplemental indenture thereto, dated December 12, 2011 (the “Fourth Supplemental Indenture”), and the fifth supplemental indenture thereto, dated as of February 1, 2016, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, NA, as successor to The First National Bank of Chicago), as trustee (collectively, the “Indenture”). The Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee at 311 South Wacker Drive, Floor 62, Suite 6200B, Mailbox #44, Chicago, Illinois 60606, and is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indenture and the ERP Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the ERP Debt Securities. Capitalized terms used in this prospectus that are not defined herein have the meanings set forth in the Indenture. All section references appearing below refer to sections of the Original Indenture and certain other references appearing below refer to the Third Supplemental Indenture or the Fourth Supplemental Indenture, as applicable.

ERP Operating Limited Partnership is the only obligor with respect to the ERP Debt Securities and neither any limited or general partner of ERP Operating Limited Partnership, including Equity Residential, in its individual capacity and as general partner of ERP Operating Limited Partnership, nor any principal, shareholder, officer, director, trustee or employee of any limited or general partner of ERP Operating Limited Partnership or of any successor of any limited or general partner of ERP Operating Limited Partnership has any obligation for payment of the ERP Debt Securities or for any of ERP Operating Limited Partnership’s obligations, covenants or agreements contained in the ERP Debt Securities or the Indenture except in the event that the ERP Debt Securities are specifically guaranteed by Equity Residential, at its sole option, as set forth in an applicable prospectus supplement. By accepting the ERP Debt Securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of ERP Debt Securities.

The ERP Debt Securities may be issued in one or more series, as determined by the Board of Trustees of Equity Residential, as our general partner, or as established in the Indenture or in one or more supplements to the Indenture. All ERP Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the ERP Debt Securities of such series, for issuances of additional ERP Debt Securities of such series (Section 301).

There may be more than one Trustee under the Indenture, each with respect to one or more series of ERP Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of ERP Debt Securities, and a successor Trustee may be appointed to act with respect to that series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of ERP Debt Securities, each shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Section 609). Except as otherwise indicated in the Indenture, any action described in the Indenture to be taken by the Trustee may be taken by each Trustee with respect to, and only with respect to, the one or more series of ERP Debt Securities for which it is Trustee under the Indenture.

The prospectus supplement will contain the specific terms relating to the series of ERP Debt Securities being offered, including, without limitation:

(1)	the title of the ERP Debt Securities;

(2)	the aggregate principal amount of the ERP Debt Securities and any limit on the aggregate principal amount;

(3)

the percentage of the principal amount at which the ERP Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

(4)	the date or dates, or the method for determining the date or dates, on which the principal of the ERP Debt Securities will be payable;

(5)	the rate or rates, which may be fixed or variable, or the method by which the rate or rates shall be determined, at which the ERP Debt Securities will bear interest, if any;

(6)

the date or dates, or the method for determining the date or dates, from which any interest on the ERP Debt Securities will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which such dates shall be determined, the person to whom interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7)	the place or places where, if other than or in addition to the Borough of Manhattan, City of New York,

(x)	the principal of (and premium and make-whole amounts, if any) and interest, if any, on ERP Debt Securities will be payable,

(y)	ERP Debt Securities may be surrendered for conversion or registration of transfer or exchange and

(z)	notices or demands to or upon us in respect of ERP Debt Securities and the Indenture may be served;

(8)

the period or periods within which, the price or prices at which and the terms and conditions upon which ERP Debt Securities may be redeemed, in whole or in part, at our option, if we are to have this option;

(9)

our obligation, if any, to redeem, repay or purchase ERP Debt Securities at the option of a holder thereof, and the period or periods within which or the date or dates on which, the price or prices as to which and the terms and conditions upon which the ERP Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to this obligation;

(10)

if other than the Trustee under the Indenture, the identity of each security registrar for our registered securities and/or any person authorized by us to pay the principal of (and premium, if any) or interest on any securities or coupons on our behalf;

(11)

if other than United States dollars, the currency or currencies in which the ERP Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)

whether the amount of payments of principal of (and premium, if any) or interest, if any, on the ERP Debt Securities may be determined with reference to an index, formula or other method, the basis for such formula, if any, and the manner in which amounts shall be determined;

(13)	provisions, if any, granting special rights to the holders of our securities of the series upon the occurrence of such events as may be specified;

(14)	any additions to, modifications of or deletions from the terms of the ERP Debt Securities with respect to the events of default or covenants set forth in the Indenture;

(15)	whether the ERP Debt Securities will be issued in certificated, bearer or book-entry form;

(16)

if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered securities of the series will be issued and, if other than the denomination of $5,000, the denomination or denominations in which any bearer securities of the series will be issued;

(17)

if the securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(18)	the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture;

(19)

whether and under what circumstances we will pay additional amounts as contemplated in the Indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the ERP Debt Securities in lieu of making such payment; and

(20)	any other terms of the ERP Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

The ERP Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity (“Original Issue Discount Securities”). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Except as set forth below under “Certain Covenants,” the Indenture does not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of ERP Debt Securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, restrictions on ownership and transfers of Equity Residential’s Common Shares and Preferred Shares are designed to preserve Equity Residential’s status as a REIT and, therefore, may act to prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information concerning any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer. Unless otherwise described in the applicable prospectus supplement, the registered securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of ERP Debt Securities will be payable at the corporate trust office of the Trustee, located at 311 South Wacker Drive, Floor 62, Suite 6200B, Mailbox #44, Chicago, Illinois 60606; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the Trustee, notice whereof shall be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

Subject to certain limitations imposed upon ERP Debt Securities issued in book-entry form, the ERP Debt Securities of any series will be exchangeable for other ERP Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the ERP Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon ERP Debt Securities issued in book-entry form, the ERP Debt Securities of any series may be surrendered for conversion, registration of transfer or exchange thereof at the corporate trust office of the Trustee. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any ERP Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable prospectus supplement refers to any paying, transfer or other agent (in addition to the Trustee) initially designated by us with respect to any series of ERP Debt Securities, we may at any time rescind the designation of any agent or approve a change in the location through which any agent acts, except that we will be required to maintain a transfer agent in each place of payment for the applicable series. We may at any time designate additional transfer agents with respect to any series of ERP Debt Securities (Section 1002).

Neither we nor the Trustee shall be required to:

(1) issue, register the transfer of or exchange ERP Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of ERP Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid (Section 305).

Merger, Consolidation or Sale. We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into any other entity, provided that:

(1) we will be the continuing entity, or the successor entity will be an entity organized and existing under the laws of the United States or a state thereof and will expressly assume payment of the principal of and premium (if any) and any interest (including all additional amounts, if any, payable pursuant to Section 1012) on all of the ERP Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

(2) immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any of our subsidiaries as a result thereof as having been incurred by us, or our subsidiary at the time of such transaction, no event of default under the Indenture, and no event which after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3) an officers’ certificate of Equity Residential, as our general partner, and a legal opinion covering these conditions shall have been delivered to the Trustee (Sections 801 and 803).

Certain Covenants. This section describes promises we make with respect to our securities issued pursuant to the Indenture. Securities issued prior to the dates of the Third Supplemental Indenture and Fourth Supplemental Indenture have different debt covenants than set forth below.

Limitations on Incurrence of Debt

Aggregate Debt Test. We will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt (representing Debt to which the only parties are Equity Residential, us and/or any of our Subsidiaries (but only so long as such Debt is held solely by any of Equity Residential, us and any Subsidiary)) that is subordinate in right of payment to the ERP Debt Securities, if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds of that Debt, our total Debt would exceed 65% of our Total Assets at the reporting date.

Debt Service Test. We will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated EBITDA to the Maximum Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the incurrence of the additional Debt is less than 1.5, on a pro forma basis after giving effect to the incurrence of the additional Debt and to the application of the proceeds from that Debt, and calculated on the assumption that:

•

the additional Debt and any other Debt incurred by us and our Subsidiaries since the first day of the applicable four-quarter period and the application of the proceeds of that Debt, including to refinance other Debt, had occurred at the beginning of that period;

•

the repayment or retirement of any other Debt repaid or retired by us and our Subsidiaries since the first day of that four-quarter period occurred at the beginning of that period, except that in determining the amount of Debt repaid or retired, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of that Debt during that period;

•

in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of that four-quarter period, the related acquisition had occurred as of the first day of that period with the appropriate adjustments with respect to the acquisition being included in that pro forma calculation;

•	any income earned as a result of any increase in Total Assets since the end of that four-quarter period had been earned, on an annualized basis, for that period; and

•

in the case of any acquisition or disposition of any asset or group of assets by us or any of our Subsidiaries since the first day of that four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of that period with the appropriate adjustments with respect to the acquisition or disposition being included in that pro forma calculation.

Secured Debt Test. In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any Subsidiary (“Secured Debt”) if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from that Debt, the aggregate principal amount of all of our outstanding Secured Debt and the Secured Debt of our Subsidiaries on a consolidated basis is greater than 40% of our Total Assets.

Maintenance of Unencumbered Assets. In addition to the covenants described above, we are also required to maintain Total Unencumbered Assets of not less than 125% of the aggregate outstanding principal amount of our Unsecured Debt.

For purposes of the foregoing covenants regarding the limitation on the incurrence of Debt, Debt shall be deemed to be “incurred” by us and our Subsidiaries on a consolidated basis whenever we or any of our Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof (Third Supplemental Indenture).

Restrictions on Distributions. We will not make any distribution in respect of our partnership interests, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in our capital for the purpose of acquiring interests in real property or otherwise) if, immediately after the distribution, the aggregate of all distributions made since March 31, 1993 shall exceed our and our Subsidiaries’ Funds from Operations from March 31, 1993 until the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the distribution; provided, however, that the foregoing limitation shall not apply to any distribution which is necessary to maintain Equity Residential’s status as a REIT under the Internal Revenue Code, if the aggregate principal amount of all of our outstanding Debt and the Debt of our Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets (as defined in the Original Indenture, Section 1004). Notwithstanding the foregoing, we will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration the payment would have complied with the provisions of this paragraph (Section 1005).

Existence. Except as permitted under “Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business, and that the loss thereof is not disadvantageous in any material respect to the holders of the ERP Debt Securities (Section 1006).

Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any of our Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we shall not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (Section 1007).

Insurance. We will and will cause each of our Subsidiaries to keep all insurable properties insured against loss or damage at least equal to their then fully insurable value with financially sound and reputable insurers (Section 1008).

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

(1) all taxes, assessments and governmental charges levied or imposed upon us or any of our Subsidiaries or upon our or our Subsidiaries’ income, profits or property; and

(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our Subsidiaries’ property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1009).

Provision of Financial Information. The holders of the ERP Debt Securities will be provided with copies of our annual reports and quarterly reports. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) if we were so subject, such documents to be filed with the SEC on or prior to the respective dates by which we would have been required so to file such documents if we were so subject. We will also in any event:

(1) within 15 days of each required filing date (x) transmit by mail to all holders of ERP Debt Securities, as their names and addresses appear in the security register, without cost to such holders, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections and (y) file with the Trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

(2) if filing such documents by us with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder (Section 1010).

As used in “Certain Covenants,”

“Acquired Debt” means Debt of an entity (i) existing at the time such entity becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such entity, in each case, other than Debt incurred in connection with, or in contemplation of, such entity becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any entity or the date the acquired entity becomes a Subsidiary (Third Supplemental Indenture).

“Capitalization Rate” means 6.75% (Third Supplemental Indenture).

“Capitalized Property Value” means, as of any date, the aggregate sum of all Property EBITDA for each of our properties for the prior four quarters and capitalized at the applicable Capitalization Rate, provided, however, that if the value of a particular property calculated in accordance with this definition is less than the undepreciated book value of that property determined in accordance with GAAP, the undepreciated book value shall be used in lieu thereof with respect to that property (Third Supplemental Indenture).

“Consolidated EBITDA” means, for any period of time, without duplication, net earnings or losses, including the net incremental gains or losses on sales of condominium units, vacant land and other non-depreciated real property and excluding net derivative gains or losses and gains or losses on dispositions of REIT depreciable real estate investments as reflected in the reports filed by us under the Exchange Act, before deductions by us and our Subsidiaries, including amounts reported in discontinued operations, for (1) interest expense, including prepayment penalties; (2) provision for taxes based on income; (3) depreciation, amortization and all other non-cash items, as we determine in good faith, deducted in arriving at net income or loss; (4) extraordinary items; (5) non-recurring items, as we determine in good faith; and (6) minority interest. In each case for such period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items. Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (a) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of those assets from service as if the placement of those assets in service or removal of those assets from service occurred at the beginning of the period; and (b) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or share or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period (Third Supplemental Indenture).

“Consolidated Net Income” for any period means the amount of our consolidated net income (or loss) and that of our Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (Section 101).

“Debt” means any indebtedness of ours or any Subsidiary, whether or not contingent, in respect of:

(1) borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any Subsidiary;

(3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

(4) any lease of property by us or any Subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness incurred under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of ours or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, indebtedness of another person other than us or any Subsidiary, it being understood that Debt shall be deemed to be incurred by us and our Subsidiaries on a consolidated basis whenever we or our Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof (Section 101).

“Funds from Operations” for any period means our Consolidated Net Income for the period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provision/benefit for income taxes for such period, plus funds from operations of unconsolidated joint ventures, all determined on a consistent basis in accordance with GAAP (Section 101).

“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis; provided, that solely for purposes of any calculation required by the financial covenants contained in the Indenture, “GAAP” shall mean generally accepted accounting principles as used in the United States on the date of the Original Indenture, applied on a consistent basis (Section 101).

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any series of ERP Debt Securities, the excess, if any, of (1) the aggregate present value as of the date of the redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of that dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which the principal and interest would have been payable if the redemption or accelerated payment had not been made, over (2) the aggregate principal amount of the series of ERP Debt Securities being redeemed or paid.

“Maximum Annual Service Charge” for any period means the amount payable (including, if determined on a pro forma basis, the maximum amount which may become payable) in any 12-month period for interest on Debt (Section 101).

“Property EBITDA” is defined as, for any period of time, without duplication, net earnings or losses, excluding net derivative gains or losses and gains or losses on dispositions of real estate, before deductions by us and our Subsidiaries, including amounts reported in discontinued operations, for (1) interest expense, including prepayment penalties; (2) provision for taxes based on income; (3) depreciation, amortization and all other non-cash items, as we determine in good faith, deducted in arriving at net income or loss; (4) extraordinary items; (5) non-recurring items, as we determine in good faith; and (6) minority interest. In each case for the relevant period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items. For purposes of this definition, Property EBITDA will not include corporate level general and administrative expenses and other corporate expenses such as land holding costs, employee and trustee stock and stock option expense and pursuit cost write-offs as we determine in good faith (Third Supplemental Indenture).

“Reinvestment Rate” means a percentage to be specified in the applicable prospectus supplement plus the yield under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Stabilized Property” means (1) with respect to an acquisition of an income producing property, a property becomes stabilized when we or our Subsidiaries have owned the property for at least four full quarters and (2) with respect to new construction or redevelopment property, a property becomes stabilized four full quarters after the earlier of (a) 18 months after substantial completion of construction or redevelopment, and (b) the quarter in which the physical occupancy level of the property is at least 93% (Third Supplemental Indenture).

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by us.

“Subsidiary” means a corporation, a limited liability company or a partnership, a majority of the outstanding voting stock or limited liability company or partnership interests, as the case may be, of which is owned, directly or indirectly, by us or by one or more other of our Subsidiaries. For the purposes of this definition, “voting stock” means stock or interests having voting power for the election of directors, managing members or trustees, whether at all times or only so long as no senior class of stock or interests has such voting power by reason of any contingency (Section 101).

“Total Assets” mean the sum of: (1) for Stabilized Properties, Capitalized Property Value; and (2) for all other assets of ours and our Subsidiaries, undepreciated book value as determined in accordance with GAAP (but excluding accounts receivable and intangibles) (Third Supplemental Indenture).

“Total Unencumbered Assets” means the sum of: (1) the Capitalized Property Values of Stabilized Properties not subject to an encumbrance and (2) for all other assets of ours and our Subsidiaries not subject to an encumbrance, undepreciated book value of such assets as determined in accordance with GAAP (but excluding accounts receivable and intangibles); provided, however, that all investments by us and our Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included (Fourth Supplemental Indenture).

“Unsecured Debt” means all Debt of ours and our Subsidiaries except Secured Debt (Third Supplemental Indenture).

Additional Covenants and/or Modifications to the Covenants Described Above. Any additional covenants and/or modifications to the covenants described above with respect to any series of ERP Debt Securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver. The Indenture provides that the following events are “events of default” with respect to the ERP Debt Securities issued thereunder:

(1) default in the payment of any interest on or any Additional Amounts payable in respect of any debt security of such series when due and payable and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of such series at its maturity;

(3) default in the performance, or breach, of any other covenant or warranty of ours contained in the Indenture (other than a covenant or warranty added to the Indenture solely for the benefit of a series of ERP Debt

Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Indenture;

(4) a default under any bond, debenture, note or other evidence of indebtedness of ours, or under any mortgage, indenture or other instrument of ours under which there may be issued or by which there may be secured any indebtedness of ours (or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor on a full recourse basis) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $10,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given to us by the trustee or by the holders of at least 10% in principal amount of the outstanding ERP Debt Securities of that series a written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled;

(5) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of ours, any Significant Subsidiary or all or substantially all of our or their property; and

(6) any other event of default provided with respect to the ERP Debt Securities of a particular series (Section 501).

“Significant Subsidiary” means any subsidiary of ours which is a “Significant Subsidiary” (within the meaning of Regulation S-X, promulgated under the Securities Act).

If an event of default under the Indenture with respect to ERP Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% of the principal amount of the outstanding ERP Debt Securities of that series will have the right to declare the principal of (or, if the ERP Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) and premium (if any) on all of the ERP Debt Securities of that series to be due and payable immediately by written notice thereof to us (and to the Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to ERP Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of outstanding ERP Debt Securities of that series may rescind and annul such declaration and its consequences if:

(1) we shall have paid or deposited with the Trustee all required payments of the principal of and premium (if any) and interest on the outstanding ERP Debt Securities of such series that have become due otherwise than by such declaration of acceleration, plus certain fees, expenses, disbursements and advances of the Trustee, and

(2) all events of default, other than the non-payment of accelerated principal or interest, with respect to the ERP Debt Securities of such series have been cured or waived as provided in the Indenture (Section 502).

The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding ERP Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of or premium (if any) or interest on or Additional Amounts payable in respect of any debt security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby (Section 513).

The Trustee will be required to give notice to the holders of ERP Debt Securities within 90 days of a default under the Indenture, unless the default shall have been cured or waived; provided, however, that the Trustee may withhold notice to the holders of any series of ERP Debt Securities of any default with respect to that series (except a default in the payment of the principal of or premium (if any) or interest on or any Additional Amounts with respect to any debt security) if and so long as the responsible officers of the Trustee consider such withholding to be in the interest of those holders (Section 601).

The Indenture provides that no holders of ERP Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding ERP Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of ERP Debt Securities from instituting suit for the enforcement of payment of the principal of and premium (if any) and interest on such ERP Debt Securities at the respective due dates thereof (Section 508).

Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of ERP Debt Securities then outstanding under the Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding ERP Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of ERP Debt Securities of such series not joining therein (Section 512).

Within 120 days after the end of each fiscal year, we must deliver to the Trustee a certificate, signed by one of several specified officers of Equity Residential, as to the officer’s knowledge of our compliance with all conditions and covenants under the Indenture and, in the event of any noncompliance, specifying each instance of noncompliance and the nature and status thereof (Section 1011).

Modification of the Indenture. Modifications and amendments of the Indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding ERP Debt Securities issued under the Indenture which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

(1) change the stated maturity of the principal of (or premium, if any, on), or any installment of principal of or interest on, any debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, or premium payable upon the redemption of, any debt security;

(3) adversely affect any right of repayment at the option of the holder of any debt security;

(4) change the place of payment, or the currency, for payment of principal of any debt security or any premium or interest on any debt security;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof (or in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date);

(6) reduce the above-stated percentage of outstanding ERP Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or

(7) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby (Section 902).

The holders of not less than a majority in principal amount of outstanding ERP Debt Securities of each series affected thereby have the right to waive our compliance with certain covenants in the Indenture (Section 1013).

Modifications and amendments of the Indenture may be permitted to be made by us and the Trustee without the consent of any holders of ERP Debt Securities for any of the following purposes:

(1) to evidence the succession of another person as obligor under the Indenture;

(2) to add to our covenants for the benefit of the holders of all or any series of ERP Debt Securities or to surrender any right or power conferred upon us in the Indenture;

(3) to add events of default for the benefit of the holders of all or any series of ERP Debt Securities;

(4) to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the modification or amendment which is entitled to the benefit of such provision;

(5) to secure the ERP Debt Securities;

(6) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(7) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of holders of ERP Debt Securities of any series issued under the Indenture in any material respect; or

(8) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of ERP Debt Securities, provided that such action shall not adversely affect the interests of the holders of the ERP Debt Securities of any series in any material respect (Section 901).

The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding ERP Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of ERP Debt Securities, ERP Debt Securities owned by us, or by any other obligor upon the ERP Debt Securities or any affiliate of ours, Equity Residential or of any other obligor, shall be disregarded.

The Indenture contains provisions for convening meetings of the holders of ERP Debt Securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by us or by the holders of at least 10% in principal amount of the outstanding ERP Debt Securities of such series, or in any such case, upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding ERP Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding ERP Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding ERP Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of ERP Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of ERP Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or presenting a majority in principal amount of the outstanding ERP Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding ERP Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding ERP Debt Securities will constitute a quorum (Section 1504).

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of ERP Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding ERP Debt Securities affected thereby, or of the holders of any series and one or more additional series:

(1) there shall be no minimum quorum requirement for the meeting; and

(2) the principal amount of the outstanding ERP Debt Securities of the series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance. We may discharge certain obligations to holders of any series of ERP Debt Securities that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such ERP Debt Securities in respect of principal and premium (if any) and interest to the date of such deposit (if such ERP Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401).

The Indenture provides that, if the provisions of Article Fourteen of the Indenture are made applicable to the ERP Debt Securities of or within any series pursuant to Section 301 of the Indenture, we may elect either:

(1) to defease and be discharged from any and all obligations with respect to such ERP Debt Securities (except for the obligations to register the transfer or exchange of such ERP Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen ERP Debt Securities, to maintain an office or agency in respect of such ERP Debt Securities and to hold moneys for payment in trust) (referred to herein as “defeasance”) (Section 1402); or

(2) to be released from our obligations with respect to such ERP Debt Securities under Sections 1004 to 1010, inclusive, of the Indenture (being the restrictions described under “Certain Covenants”) and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such ERP Debt Securities (referred to herein as “covenant defeasance”) (Section 1403), in either case upon the irrevocable deposit by us with the Trustee, in trust, of an amount, in cash or Government Obligations (as defined below), or both, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and premium (if any) and interest on such ERP Debt Securities on the scheduled due dates therefor.

Such a trust may only be established if, among other things, we have delivered to the applicable Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture (Section 1404).

“Government Obligations” means securities that are (1) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that are not callable or redeemable at the option or the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

In the event we effect covenant defeasance with respect to any ERP Debt Securities, and those ERP Debt Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (3) under “Events of Default, Notice and Waiver” with respect to Sections 1004 to 1010, inclusive, of the Indenture (which Sections would no longer be applicable to such ERP Debt Securities), the amount of Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such ERP Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such ERP Debt Securities at the time of the acceleration resulting from the event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the ERP Debt Securities of or within a particular series.

Optional Redemption of Securities. Unless otherwise indicated in the prospectus supplement relating to any series of ERP Debt Securities, the ERP Debt Securities may be redeemed at any time at our option, in whole or in part, at the redemption price set forth in the prospectus supplement to be determined at the time the ERP Debt Securities are issued.

From and after notice has been given as provided in the Indenture, if funds for the redemption of any ERP Debt Securities called for redemption shall have been made available on the redemption date, such ERP Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of the ERP Debt Securities will be to receive payment of the redemption price (Section 1106).

Notice of optional redemption of any ERP Debt Securities will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the ERP Debt Securities held by the holder to be redeemed (Section 1104). The Trustee shall have no obligation to calculate any redemption price.

If we elect to redeem ERP Debt Securities, we will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of ERP Debt Securities to be redeemed and the redemption date (Section 1102). If less than all the ERP Debt Securities are to be redeemed, the Trustee shall select the ERP Debt Securities to be redeemed in such manner as it shall deem fair and appropriate (Section 1103), including in accordance with the procedure of DTC (as defined below).

Subordination. If the ERP Debt Securities are subordinated debt securities, they may be subordinated to all or a portion of the senior debt securities issued and outstanding or issued in the future.

Book-Entry System. Unless otherwise indicated in the prospectus supplement, the ERP Debt Securities will initially be issued in the form of one or more global ERP Debt Securities, in registered form, without coupons. Unless otherwise specified in the prospectus supplement, The Depository Trust Company (“DTC”) will act as depository for the global ERP Debt Securities. The global ERP Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. You should refer to the prospectus supplement for more detailed information with respect to the issuance of definitive securities and the terms thereof, and the terms of the depositary arrangements we have made with respect to any global security.

So long as the depository, or its nominee, is the registered owner of a global debt security, such depository or such nominee, as the case may be, will be considered the owner of such global debt security for all purposes under the Indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in one or more global ERP Debt Securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the Indenture. Accordingly, each person holding a beneficial interest in a global debt security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global ERP Debt Securities.

Global ERP Debt Securities may be exchanged in whole for certificated securities only if the depository notifies us that it is unwilling or unable to continue as depository for the global ERP Debt Securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days of our receipt of notice of such an event. DTC is under no obligation to provide its services as depositary for the global ERP Debt Securities of any series and may discontinue providing its services at any time. We may also decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In any such case, we have agreed to notify the trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global ERP Debt Securities, certificated securities representing such ERP Debt Securities will be delivered to DTC and issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such global ERP Debt Securities.

The following is based solely on information furnished by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with direct participants, the participants. The DTC rules applicable to its participants are on file with the SEC.

Purchases of ERP Debt Securities through the DTC system must be made by or through direct participants, which will receive a credit for such purchases of ERP Debt Securities on the records maintained by DTC or its nominee. The ownership interest of each actual purchaser of each ERP Debt Security is in turn to be recorded on the direct and indirect participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase; however, we expect that they will receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the ERP Debt Securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the ERP Debt Securities, except in the event that use of the book-entry system for the ERP Debt Securities is discontinued or in other limited circumstances.

To facilitate subsequent transfers, all ERP Debt Securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of ERP Debt Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the ERP Debt Securities. DTC’s records reflect only the identity of the direct participants to whose accounts such ERP Debt Securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of ERP Debt Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the ERP Debt Securities, such as redemptions, tenders, defaults, and proposed amendments to documents. For example, beneficial owners of global ERP Debt Securities may wish to ascertain that the nominee holding the ERP Debt Securities for their benefit has agreed to obtain and transmit notices to beneficial owners; in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the ERP Debt Securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to the ERP Debt Securities of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global ERP Debt Securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy and to whose accounts the ERP Debt Securities are credited on the record date.

Principal, interest and premium payments, if any, on the global ERP Debt Securities will be made to Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, to Cede & Co. is the responsibility of the trustee and us. Disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable; however, we take no responsibility for the accuracy of this information.

The underwriters of ERP Debt Securities may be direct participants of DTC. The descriptions of the operations and procedures set forth above are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlements systems and are subject to change from time to time. None of the trustee, us or any agent for payment on or registration of transfer or exchange of any debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such debt security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Considerations Relating to Euroclear and Clearstream. Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time zone differences, U.S. investors who hold their interests in the ERP Debt Securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg, with respect to Clearstream, or Brussels, with respect to Euroclear. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

FEDERAL INCOME TAX CONSIDERATIONS RELATED TO COMMON SHARES

General

The following discussion summarizes the federal income tax considerations material to a holder of Common Shares. It is not exhaustive of all possible tax considerations. For example, it does not give a detailed discussion of any state, local or foreign tax considerations. The following discussion also does not address all tax matters that may be relevant to prospective shareholders in light of their particular circumstances. Moreover, it does not address all tax matters that may be relevant to shareholders who are subject to special treatment under the tax laws, such as insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, persons who are not citizens or residents of the United States and persons who own shares through a partnership or other entity treated as a flow-through entity for federal income tax purposes. Please note that in this section entitled “Federal Income Tax Considerations Related to Common Shares,” references to “the Company,” “we,” “our” and “us” refer to Equity Residential, unless the context requires otherwise.

The specific tax attributes of a particular shareholder could have a material impact on the tax considerations associated with the purchase, ownership and disposition of Common Shares. Therefore, it is essential that shareholders consult their own tax advisors with regard to the application of the federal income tax laws to a shareholder’s personal tax situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

PROSPECTIVE PURCHASERS OF SECURITIES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM, IN LIGHT OF THEIR SPECIFIC OR UNIQUE CIRCUMSTANCES, OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

The information in this section is based on the current Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as set forth in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

For purposes of the following discussions, a “domestic shareholder” generally refers to (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. A “foreign shareholder” generally refers to a person that is not a domestic shareholder or entity treated as a partnership for federal income tax purposes.

If an entity treated as a partnership for federal income tax purposes holds our Common Shares, the federal income tax treatment of an owner of such entity generally will depend on the status of the owner and the activities of the entity. Entities treated as partnerships and their owners should consult their own tax advisors regarding the consequences of the ownership and disposition of Common Shares.

Our Taxation

We elected REIT status beginning with the tax year that ended December 31, 1992. In any year in which we qualify as a REIT, we generally will not be subject to federal income tax on the portion of our REIT taxable income or capital gain that we distribute to our shareholders. This treatment substantially eliminates the double taxation that applies to most corporations, which pay a tax on their income and then distribute dividends to shareholders who are in turn taxed on the amount they receive. We elected taxable REIT subsidiary (“TRS”) status for certain of our corporate subsidiaries engaged in activities which cannot be performed directly by a REIT, such as condominium conversion and sale activities. As a result, we will be subject to federal income tax on the taxable income generated by these activities in our TRSs.

Our qualification and taxation as a REIT depends on our ability to satisfy various requirements under highly technical and complex provisions of the Internal Revenue Code, with regard to, among other things, the sources of our gross income, the composition of our assets, the level of our dividends to shareholders, and the diversity of our share ownership. These requirements must be satisfied on a continuing basis through actual annual operating and other results. Accordingly, there can be no assurance that we will be able to continue to operate in a manner so as to remain qualified as a REIT.

Failure to qualify as a REIT and/or failure to meet certain REIT requirements would result in the following adverse tax consequences:

•

We will be subject to federal income tax at regular corporate rates upon our REIT taxable income or capital gains that we do not distribute to our shareholders. In addition, we will be subject to a 4% excise tax if we do not satisfy specific REIT distribution requirements;

•

Any net income from “prohibited transactions” (i.e., dispositions of property, other than property held by a TRS, held primarily for sale to customers in the ordinary course of business) will be subject to a 100% tax;

•	We could also be subject to a 100% penalty tax on certain payments received from or on certain expenses deducted by a TRS if any such transaction is not respected by the Internal Revenue Service;

•

If we fail to satisfy the 75% gross income test or the 95% gross income test (described below) but have maintained our qualification as a REIT because we satisfied certain other requirements, we will still generally be subject to a 100% penalty tax on the taxable income attributable to the gross income that caused the income test failure;

•

If we fail to satisfy any of the REIT asset tests (described below) by more than a de minimis amount, due to reasonable cause, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest marginal corporate tax rate multiplied by the net income generated by the non-qualifying assets;

•

If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income or asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure; and

•	We may be subject to taxes in certain situations and on certain transactions that we do not presently contemplate.

We believe that we have qualified as a REIT for all of our taxable years beginning with 1992. We also believe that our current structure and method of operation is such that we will continue to qualify as a REIT. However, given the complexity of the REIT qualification requirements, we cannot provide any assurance that the actual results of our operations have satisfied or will satisfy the requirements under the Internal Revenue Code for a particular year.

DLA Piper LLP (US) has provided an opinion to the effect that we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable years ended December 31, 1992 through December 31, 2024, and that our current organization and method of operation should enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2025 and thereafter. It must be emphasized that this opinion is based on various assumptions and factual representations made by us and the Operating Partnership relating to our organization, prior and expected operations, the Operating Partnership, and all of the various partnerships, limited liability companies and corporate entities in which we presently have an ownership interest, or in which we had an ownership interest in the past. DLA Piper LLP (US) will not review our compliance with these requirements on a continuing basis. No assurance can be given that the actual results of our operations, the Operating Partnership, and the subsidiary entities, the sources of their gross income, the composition of their assets, the level of our dividends to shareholders and the diversity of our share ownership for any given taxable year will satisfy the requirements under the Internal Revenue Code for qualification and taxation as a REIT.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions described herein do not apply, we will be subject to tax on our taxable income at regular corporate rates. As a result, our failure to qualify as a REIT would significantly reduce the cash we have available to distribute to our shareholders. Unless entitled to statutory relief, we would not be able to re-elect to be taxed as a REIT until our fifth taxable year after the year of disqualification. It is not possible to state whether we would be entitled to statutory relief.

Ownership of Taxable REIT Subsidiaries by Us. The Internal Revenue Code provides that REITs may own greater than 10% of the voting power and value of the securities of a TRS, provided that the aggregate value of all of the TRS securities held by the REIT does not exceed 20% of the REIT’s total asset value. A TRS is an entity subject to tax as a regular “C” corporation that has elected, jointly with a REIT, to be a TRS. Generally, a TRS may own assets that cannot otherwise be owned by a REIT and can perform impermissible tenant services (discussed below), which would otherwise taint our rental income under the REIT income tests. However, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the REIT will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by our TRSs if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties. A TRS may also receive income from prohibited transactions without incurring the 100% federal income tax liability imposed on REITs. Income from prohibited transactions may include the purchase and sale of land, the purchase and sale of completed development properties and the sale of condominium units.

TRSs pay federal and state income tax at the full applicable corporate rates. The amount of taxes paid on impermissible tenant services income and the sale of real estate held primarily for sale to customers in the ordinary course of business may be material in amount. The TRSs will attempt to reduce, if possible, the amount of these taxes, but we cannot guarantee whether, or the extent to which, measures taken to reduce these taxes will be successful. To the extent that these companies are required to pay taxes, less cash may be available for distributions to shareholders.

Share Ownership Test and Organizational Requirement. In order to qualify as a REIT, our shares must be held by a minimum of 100 persons for at least 335 days of a taxable year that is 12 months, or during a proportionate part of a taxable year of less than 12 months. Also, not more than 50% in value of our shares may be owned directly or indirectly by applying certain constructive ownership rules, by five or fewer individuals during the last half of each taxable year. In addition, we must meet certain other organizational requirements, including, but not limited to, that (i) the beneficial ownership in us is evidenced by transferable shares and (ii) we are managed by one or more trustees. We believe that we have satisfied all of these tests and all other organizational requirements and that we will continue to do so in the future. In order to ensure compliance with the 100 person test and the 50% share ownership test discussed above, we have placed certain restrictions on the transfer of our shares that are intended to prevent further concentration of share ownership. However, such restrictions may not prevent us from failing these requirements, and thereby failing to qualify as a REIT.

Gross Income Tests. To qualify as a REIT, we must satisfy two gross income tests:

(1)

At least 75% of our gross income for each taxable year must generally be derived directly or indirectly from rents from real property, interest on obligations secured by mortgages on real property or on interests in real property, gain from the sale or other disposition of non-dealer real property and shares of REIT stock, dividends paid by another REIT and from some types of temporary investments (excluding certain hedging income); and

(2)

At least 95% of our gross income for each taxable year must generally be derived from sources qualifying under the 75% test described in (1) above, non-REIT dividends, non-real estate mortgage interest and gain from the sale or disposition of non-REIT stock or securities (excluding certain hedging income).

To qualify as rents from real property for the purpose of satisfying the gross income tests, rental payments must generally be received from unrelated persons and not be based on the net income of the resident. Also, the rent attributable to personal property must not exceed 15% of the total rent. We may generally provide services to residents without “tainting” our rental income only if such services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “impermissible services”. If such services are impermissible, then we may generally provide them only if they are considered de minimis in amount, or are provided through an independent contractor from whom we derive no revenue and that meets other requirements, or through a TRS. We believe that services provided to residents by us do not generally result in substantial impermissible tenant services income, and will not, when considered together with all of our gross receipts, cause us to fail to satisfy the REIT gross income tests. However, we cannot provide any assurance that the Internal Revenue Service will agree with these positions.

If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. In this case, a penalty tax would still be applicable as discussed above. Generally, it is not possible to state whether in all circumstances we would be entitled to the benefit of these relief provisions and in the event these relief provisions do not apply, we will not qualify as a REIT.

Asset Tests. In general, on the last day of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)	At least 75% of the value of our total assets must consist of real estate assets (which include for this purpose shares in other REITs) and certain cash related items;

(2)	Not more than 25% of the value of our total assets may consist of securities other than those in the 75% asset class;

(3)

Except for securities included in item (1) above, equity investments in other REITs, qualified REIT subsidiaries (i.e., corporations owned 100% by a REIT that are not TRSs or REITs), or TRSs: (a) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; and (b) we may not own securities representing more than 10% of the voting power or value of the outstanding securities of any one issuer;

(4)	Not more than 20% of the value of our total assets may consist of securities of one or more TRSs; and

(5)	Not more than 25% of the value of our total assets may consist of nonqualified publicly offered REIT debt instruments.

The 10% value test described in clause (3)(b) above does not apply to non-qualified publicly offered REIT debt instruments or to certain securities that fall within a safe harbor under the Internal Revenue Code. Under the safe harbor, the following are not considered “securities” held by us for purposes of this 10% value test: (i) straight debt securities, (ii) any loan to an individual or an estate, (iii) certain rental agreements for the use of tangible property, (iv) any obligation to pay rents from real property, (v) any security issued by a state or any political subdivision thereof, foreign government or Puerto Rico only if the determination of any payment under such security is not based on the profits of another entity or payments on any obligation issued by such other entity, or (vi) any security issued by a REIT. The timing and payment of interest or principal on a security qualifying as straight debt may be subject to a contingency provided that (A) such contingency does not change the effective yield to maturity, not considering a de minimis change which does not exceed the greater of 1/4 of 1% or 5% of the annual yield to maturity or we own $1,000,000 or less of the aggregate issue price or value of the particular issuer’s debt and not more than 12 months of unaccrued interest can be required to be prepaid or (B) the contingency is consistent with commercial practice and the contingency is effective upon a default or the exercise of a prepayment right by the issuer of the debt. If we hold indebtedness from any issuer, including a REIT, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying real estate asset or otherwise satisfies the above safe harbor. We currently own equity interests in certain entities that have elected to be taxed as REITs for federal income tax purposes and are not publicly traded. If any such entity were to fail to qualify as a REIT, we would not meet the 10% voting stock limitation and the 10% value limitation and we would, unless certain relief provisions applied, fail to qualify as a REIT. We believe that we and each of the REITs we own an interest in have and will comply with the foregoing asset tests for REIT qualification. However, we cannot provide any assurance that the Internal Revenue Service will agree with our determinations.

If we fail to satisfy the 5% or 10% asset tests described above after a 30-day cure period provided in the Internal Revenue Code, we will be deemed to have met such tests if the value of our non-qualifying assets is de minimis (i.e., does not exceed the lesser of 1% of the total value of our assets at the end of the applicable quarter or $10,000,000) and we dispose of the non-qualifying assets within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by disposing of sufficient assets to meet the asset test within such six month period, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets and disclosing certain information to the Internal Revenue Service. If we cannot avail ourselves of these relief provisions, or if we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

Annual Distribution Requirements. To qualify as a REIT, we are generally required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to 90% of our REIT taxable income. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. We intend to make timely distributions sufficient to satisfy our annual distribution requirements. To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate rates. We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year; (2) 95% of our REIT capital gain net income for the year; and (3) any undistributed taxable income from prior taxable years. A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Ownership of Partnership Interests By Us. As a result of our ownership of the Operating Partnership, we will be considered to own and derive our proportionate share of the assets and items of income of the Operating Partnership, respectively, for purposes of the REIT asset and income tests, including its share of assets and items of income of any subsidiaries that are treated as partnerships or disregarded entities for federal income tax purposes. Consequently, the Operating Partnership’s assets and operations may affect our ability to qualify as a REIT.

Partnership Audit Rules. Under the current rules applicable to U.S. federal income tax audits of partnerships, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including the Operating Partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Shareholders should consult their own tax advisors with respect to these rules and their potential impact on their investment in our Common Shares.

State and Local Taxes. We may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. State and local tax treatment may not conform to the federal income tax treatment discussed above and any changes in the Internal Revenue Code may not be adopted by the states, potentially leading to material tax liabilities for the Company and its shareholders. In addition, state and local taxing jurisdictions may adopt new legislation or tax regimes which could significantly impact our tax liabilities or require the Company to withhold taxes from shareholders. Shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares.

Taxation of Domestic Shareholders Subject to U.S. Tax

Distributions Generally. If we qualify as a REIT, distributions made to our taxable domestic shareholders with respect to their Common Shares, other than capital gain distributions and distributions attributable to TRSs, will be treated as ordinary income to the extent that the distributions come out of earnings and profits. These distributions will not be eligible for the dividends received deduction for shareholders that are corporations nor will they constitute “qualified dividend income” under the Internal Revenue Code, meaning that such dividends will be taxed at marginal rates applicable to ordinary income rather than the special capital gain rates currently applicable to qualified dividend income distributed to shareholders who satisfy applicable holding period requirements. In determining whether distributions are out of earnings and profits, we will allocate our earnings and profits first to Preferred Shares and second to the Common Shares. The portion of ordinary dividends which represent ordinary dividends we receive from a TRS, will be designated as “qualified dividend income” to REIT shareholders. These qualified dividends are eligible for preferential tax rates if paid to our non-corporate shareholders. In addition, non-corporate domestic shareholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax described below), subject to certain holding period requirements and other limitations.

To the extent we make distributions to our taxable domestic shareholders in excess of our earnings and profits, such distributions will be considered a return of capital. Such distributions will be treated as a tax-free distribution and will reduce the tax basis of a shareholder’s Common Shares by the amount of the distribution so treated. To the extent such distributions cumulatively exceed a taxable domestic shareholder’s tax basis, such distributions are taxable as gain from the sale of shares. Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses.

Dividends declared by a REIT in October, November, or December, with a record date in such month, are deemed to have been paid by the REIT and received by its shareholders on December 31 of that year, so long as the dividends are actually paid during January of the following year. However, this treatment only applies to the extent of the REIT’s earnings and profits existing on December 31. To the extent the shareholder distributions paid in January exceed available earnings and profits as of December 31, the excess will be treated as a distribution taxable to shareholders in the year paid. As such, for tax reporting purposes, January distributions paid to our shareholders may be split between two tax years.

A REIT may make an election under the Internal Revenue Code to treat certain dividends that are paid in a taxable year, as being made by the REIT in the previous taxable year. A shareholder is required to include the amount of the dividend in income in the taxable year that it is paid by the REIT.

Capital Gain Dividends. Distributions made by us that we properly designate as capital gain dividends will be taxable to taxable domestic shareholders as gain from the sale or exchange of a capital asset held for more than one year. This treatment applies only to the extent that the designated distributions do not exceed our actual net capital gain for the taxable year or the amount of distributions treated as dividends for the taxable year. It applies regardless of the period for which a domestic shareholder has held his or her Common Shares. Despite this general rule, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Generally, our designated capital gain dividends will be broken out into net capital gains distributions (which are taxable to taxable domestic shareholders that are individuals, estates or trusts at a maximum rate of 20% for individuals, estates or trusts in the highest tax bracket) and unrecaptured Section 1250 gain distributions (which are taxable to taxable domestic shareholders that are individuals, estates or trusts at a maximum rate of 25%).

If, for any taxable year, we elect to designate as capital gain dividends any portion of the dividends paid or made available for the year to holders of all classes of shares, then the portion of the capital gains dividends that will be allocable to the holders of Common Shares will be the total capital gain dividends multiplied by a fraction. The numerator of the fraction will be the total dividends paid or made available to the holders of the Common Shares for the year. The denominator of the fraction will be the total dividends paid or made available to holders of all classes of shares.

We may elect to retain (rather than distribute as is generally required) net capital gain for a taxable year and pay the income tax on that gain. If we make this election, shareholders must include in income, as long-term capital gain, their proportionate share of the undistributed net capital gain. Shareholders will be treated as having paid their proportionate share of the tax paid by us on these gains. Accordingly, they will receive a tax credit or refund for the amount. Shareholders will increase the basis in their Common Shares by the difference between the amount of capital gain included in their income and the amount of the tax they are treated as having paid. Our earnings and profits will be adjusted appropriately.

Sale, Exchange, or Other Taxable Disposition of Common Shares. In general, a shareholder will recognize gain or loss for federal income tax purposes on the sale, exchange, or other taxable disposition of Common Shares in an amount equal to the difference between:

(1)	the amount of cash and the fair market value of any property received in the sale or other disposition; and

(2)	the shareholder’s adjusted tax basis in the Common Shares.

The gain or loss will be capital gain or loss if the Common Shares were held as a capital asset. Generally, the capital gain or loss will be long-term capital gain or loss if the Common Shares were held for more than one year.

In general, a loss recognized by a shareholder upon the sale of Common Shares that were held for six months or less, determined after applying certain holding period rules, will be treated as long-term capital loss to the extent that the shareholder received distributions that were treated as long-term capital gains. For shareholders who are individuals, trusts and estates, the long-term capital loss will be apportioned among the applicable long-term capital gain rates to the extent that distributions received by the shareholder were previously so treated.

Medicare Contribution Tax on Unearned Income. Certain domestic shareholders that are taxed as individuals, estates or trusts may also be required to pay an additional 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of shares. Shareholders should consult their own tax advisors regarding the effect, if any, of these rules on their ownership and disposition of Common Shares.

Taxation of Domestic Tax-Exempt Shareholders

Most tax-exempt organizations are not subject to federal income tax except to the extent of their unrelated business taxable income, which is often referred to as UBTI. Unless a tax-exempt shareholder holds its Common Shares as debt financed property or uses the Common Shares in an unrelated trade or business, distributions to the shareholder should not constitute UBTI. Similarly, if a tax-exempt shareholder sells Common Shares, the income from the sale should not constitute UBTI unless the shareholder held the shares as debt financed property or used the shares in a trade or business.

However, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts, income from owning or selling Common Shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve so as to offset the income generated by its investment in Common Shares. Shareholders should consult their own tax advisors concerning these set aside and reserve requirements which are set forth in the Internal Revenue Code.

In addition, certain pension trusts that own more than 10% of a “pension-held REIT” must report a portion of the distributions that they receive from the REIT as UBTI. We have not been and do not expect to be treated as a pension-held REIT for purposes of this rule.

Taxation of Foreign Shareholders

The following is a discussion of certain anticipated U.S. federal income tax consequences of the ownership and disposition of Common Shares applicable to a foreign shareholder. For purposes of this discussion, a “foreign shareholder” is any person other than:

(1)	a citizen or resident of the United States;

(2)	a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof; or

(3)	an estate or trust whose income is includable in gross income for U.S. federal income tax purposes regardless of its source.

Distributions Generally. Distributions by us to a foreign shareholder that are neither attributable to gain from sales or exchanges by us of U.S. real property interests (as described below) nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a 30% rate, or a lower treaty rate, unless the dividends are treated as effectively connected with the conduct by the foreign shareholder of a U.S. trade or business. Please note that under certain treaties lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a U.S. trade or business will be subject to tax on a net basis at graduated rates, and are generally not subject to withholding. Certification and disclosure requirements must be satisfied before a dividend is exempt from withholding under this exemption. A foreign shareholder that is a corporation also may be subject to an additional branch profits tax at a 30% rate or a lower treaty rate.

We expect to withhold U.S. federal income tax at the rate of 30% on any such distributions made to a foreign shareholder unless:

(1)	a lower treaty rate applies and any required form or certification evidencing eligibility for that reduced rate is filed with us; or

(2)	the foreign shareholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is effectively connected income.

If such distribution is in excess of our current or accumulated earnings and profits, it will not be taxable to a foreign shareholder to the extent that the distribution does not exceed the adjusted basis of the shareholder’s Common Shares. Instead, the distribution will reduce the adjusted basis of the Common Shares. To the extent that the distribution exceeds the adjusted basis of the Common Shares, it will give rise to gain from the sale or exchange of the shareholder’s Common Shares. The tax treatment of this gain is described below.

We intend to withhold at a rate of 30%, or a lower applicable treaty rate, on the entire amount of any distribution not designated as a capital gain distribution. In such event, a foreign shareholder may seek a refund of the withheld amount from the Internal Revenue Service if it is subsequently determined that the distribution was, in fact, in excess of our earnings and profits, and the amount withheld exceeded the foreign shareholder’s U.S. federal income tax liability with respect to the distribution.

Capital Gain Dividends. Distributions to a foreign shareholder that we designate at the time of the distributions as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally will not be subject to U.S. federal income taxation unless:

(1)

the investment in the Common Shares is effectively connected with the foreign shareholder’s U.S. trade or business, in which case the foreign shareholder will be subject to the same treatment as domestic shareholders, except that a shareholder that is a foreign corporation may also be subject to the branch profits tax, as discussed above; or

(2)

the foreign shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act, which is known as FIRPTA, distributions to a foreign shareholder (other than certain qualified shareholders and qualified foreign pension funds discussed below) that are attributable to gain from sales or exchanges of U.S. real property interests will cause the foreign shareholder to be treated as recognizing the gain as income effectively connected with a U.S. trade or business. This rule applies whether or not a distribution is designated as a capital gain dividend. Accordingly, foreign shareholders generally would be taxed on these distributions at the same rates applicable to domestic shareholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. In addition, a foreign corporate shareholder might be subject to the branch profits tax discussed above, as well as U.S. federal income tax return filing requirements. We are required to withhold 21% of these distributions. The withheld amount can be credited against the foreign shareholder’s U.S. federal income tax liability.

Although the law is not entirely clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the Common Shares held by domestic shareholders would be treated with respect to foreign shareholders in the same manner as actual distributions of capital gain dividends. Under that approach, foreign shareholders would be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on these undistributed capital gains. In addition, if timely requested, foreign shareholders might be able to receive from the Internal Revenue Service a refund to the extent their proportionate share of the tax paid by us were to exceed their actual U.S. federal income tax liability.

Sale, Exchange, or Other Taxable Disposition of Common Shares. Gain recognized by a foreign shareholder upon the sale, exchange, or other taxable disposition of Common Shares generally will not be subject to U.S.

taxation unless the shares constitute a “U.S. real property interest” within the meaning of FIRPTA. The Common Shares will not constitute a U.S. real property interest so long as we are a domestically controlled REIT. A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by foreign shareholders, subject to certain look-through rules. We believe that we are a domestically controlled REIT. Therefore, we believe that the sale of Common Shares will not be subject to taxation under FIRPTA. However, because Common Shares are publicly traded, we cannot guarantee that we will continue to be a domestically controlled REIT. In any event, gain from the sale, exchange, or other taxable disposition of Common Shares not otherwise subject to FIRPTA will be subject to U.S. tax, if either:

(1)

the investment in the Common Shares is effectively connected with the foreign shareholder’s U.S. trade or business, in which case the foreign shareholder will be subject to the same treatment as domestic shareholders with respect to the gain; or

(2)

the foreign shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Even if we do not qualify as or cease to be a domestically controlled REIT, gain arising from the sale, exchange, or other taxable disposition by a foreign shareholder of Common Shares still would not be subject to U.S. taxation under FIRPTA as a sale of a U.S. real property interest if:

(1)	the class or series of shares being sold is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the New York Stock Exchange; and

(2)

the selling foreign shareholder owned 10% or less of the value of the outstanding class or series of shares being sold throughout the five-year period ending on the date of the sale, exchange, or other taxable disposition.

If gain on the sale, exchange, or other taxable disposition of Common Shares were subject to taxation under FIRPTA, the foreign shareholder would be subject to regular U.S. federal income tax with respect to the gain in the same manner as a taxable domestic shareholder, subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the branch profits tax in the case of foreign corporations. The purchaser of the Common Shares would be required to withhold and remit to the Internal Revenue Service 15% of the purchase price.

Exception to FIRPTA for Qualified Shareholders. Stock of a REIT held (directly or through partnerships) by a “qualified shareholder” will not be treated as a U.S. real property interest, and capital gain dividends from such a REIT will not be treated as gain from the sale of a U.S. real property interest. This exception does not apply to persons that hold an interest which represents, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT (unless that interest is solely as a creditor (an “applicable investor”)). If the qualified shareholder has such an “applicable investor,” the portion of REIT stock indirectly owned through the qualified shareholder by the applicable investor will be treated as gains from the sale of U.S. real property interests. For these purposes, a “qualified shareholder” is a foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle” and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a U.S. real property holding corporation if it were a U.S. corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of the Internal Revenue Code or required to include dividends in its gross income but entitled to a deduction for distribution to its investors. Finally, capital gain dividends and nondividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends.

Exception to FIRPTA Withholding for Qualified Foreign Pension Funds. For distributions or dispositions of REIT stock, “qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA withholding. For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate.

Withholding on Foreign Financial Institutions and Foreign Shareholders

The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. withholding tax at a 30% rate on dividends paid to “foreign financial institutions” (as defined under FATCA) and certain other foreign entities if certain due diligence and disclosure requirements related to U.S. accounts with, or ownership of, such entities are not satisfied or an exemption does not apply. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock after December 31, 2018, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. If FATCA withholding is imposed, foreign beneficial owners that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the Internal Revenue Service to obtain the benefit of such exemption or reduction. Any payment made by us that is subject to withholding under FATCA or otherwise will be net of the amount required to be withheld.

Information Reporting and Backup Withholding

We will report to our domestic shareholders and the Internal Revenue Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under certain circumstances, domestic shareholders may be subject to backup withholding. Backup withholding will apply only if such domestic shareholder fails to furnish certain information to us or the Internal Revenue Service. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Domestic shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. The amount of any backup withholding with respect to a payment to a domestic shareholder will be allowed as a credit against such person’s U.S. federal income tax liability and may entitle such person to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective shareholders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes, possibly with retroactive effect. Revisions to U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment. We cannot assure that any future changes to tax laws and Treasury regulations will not have an adverse effect on an investment in Common Shares.

FEDERAL INCOME TAX CONSIDERATIONS RELATED TO ERP DEBT SECURITIES

General

The following discussion summarizes the material federal income tax consequences of acquiring, owning, and disposing of ERP Debt Securities. This summary addresses fixed rate debt securities issued by the Operating Partnership without OID (as defined below), and does not deal with holders other than those who purchase the ERP Debt Securities on original issuance at the initial offering price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). It is not exhaustive of all possible tax considerations. For example, it does not give a detailed discussion of any state, local or foreign tax considerations. The following discussion also does not address all tax matters that may be relevant to prospective investors in light of their particular circumstances. Moreover, it does not address all tax matters that may be relevant to investors who are subject to special treatment under the tax laws, such as insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, persons who are not citizens or residents of the United States and persons who own shares through a partnership or other entity treated as a flow-through entity for federal income tax purposes. Please note that in this section entitled “Federal Income Tax Considerations Related to ERP Debt Securities,” references to “the Operating Partnership,” “we,” “our” and “us” refer to ERP Operating Limited Partnership, unless the context requires otherwise.

The specific tax attributes of a particular investor could have a material impact on the tax considerations associated with the purchase, ownership and disposition of ERP Debt Securities. Therefore, it is essential that investors consult their own tax advisors with regard to the application of the federal income tax laws to the investor’s personal tax situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

The information in this section is based on the current Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as set forth in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

For purposes of the following discussion, a “domestic holder” generally refers to a beneficial owner of the ERP Debt Securities that is for U.S. federal income tax purposes: (i) a citizen or resident, as defined in Internal Revenue Code Section 7701(b), of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or that has a valid election in effect under the applicable Treasury regulations to be treated as a U.S. person under the Internal Revenue Code. For purposes of this discussion, “foreign holder” generally refers to a beneficial owner of ERP Debt Securities that is a foreign corporation or a nonresident alien individual for U.S. federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the ERP Debt Securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership acquiring the debt securities, should consult their own tax advisors with respect to these rules and the potential impact on their investment.

Domestic Holders of ERP Debt Securities

Payments of Interest. Stated interest on ERP Debt Securities will be includable in income of a domestic holder as ordinary income at the time such interest is received or accrued, in accordance with domestic holder’s regular method of accounting.

Original Issue Discount. If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with original issue discount, or OID, for U.S. federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than the statutory de minimis amount. Unless the de minimis exception applies, the amount of OID on a debt security is equal to the difference and must be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such domestic holder’s regular method of tax accounting.

Generally, the “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security, other than “qualified stated interest,” and generally, is expected to equal the principal amount of the debt security. “Qualified stated interest” generally is stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate that properly takes into account the length of the interval between stated interest payments. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

Domestic holders may, upon election, include in income all interest, including stated interest, de minimis OID, market discount, and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, that accrues on the debt securities by using the constant yield method applicable to OID, subject to limitations and exceptions.

Sale or Other Taxable Disposition of ERP Debt Securities. Except as discussed above, upon the sale, exchange, redemption, repurchase, retirement or other taxable disposition of ERP Debt Securities, a domestic holder generally will recognize gain or loss equal to the difference between the amount realized (less an amount attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) on the sale, exchange, redemption, repurchase, retirement or other taxable disposition and the domestic holder’s adjusted tax basis in the ERP Debt Security. A domestic holder’s adjusted tax basis in the ERP Debt Security will be equal to the amount the domestic holder paid for the debt security decreased by the amount of any payments received, other than stated interest payments. Generally, any gain or loss recognized will be taxable as long-term capital gain or loss if the domestic holder has held the ERP Debt Security for more than one year at the time of such sale or other taxable disposition. Non-corporate taxpayers are generally subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is generally subject to limitations.

Medicare Contribution Tax on Unearned Income. Certain domestic holders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, interest on debt obligations, and capital gains from the sale or other disposition of debt obligations. Domestic holders should consult their own tax advisors regarding the effect, if any, of these rules on their ownership and disposition of ERP Debt Securities.

Foreign Holders of ERP Debt Securities

The rules governing the U.S. federal income taxation of a foreign holder are complex and no attempt will be made herein to provide more than a summary of such rules. Foreign holders should consult their own tax advisors to determine the effect of U.S. federal, state, local and non-U.S. tax laws, as well as tax treaties, with regard to an investment in ERP Debt Securities.

Payments of Interest. Payments of principal and interest (including OID) on ERP Debt Securities beneficially owned by a foreign holder generally will not be subject to U.S. federal withholding tax, subject to the discussion below regarding FATCA withholding; provided, in the case of interest (including OID), each of the following conditions is met:

(1)	the foreign holder does not actually or constructively own 10% or more of the Operating Partnership’s capital or profits;

(2)	the foreign holder is not a controlled foreign corporation, as defined in the Internal Revenue Code, that is related, directly or indirectly, to the Operating Partnership; and

(3)	the foreign holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Internal Revenue Code Section 881(c)(3)(A).

In order for a foreign holder to qualify for the above exemption from taxation on interest (including OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement on the appropriate Internal Revenue Service Form W-8 from the foreign holder that: (i) is signed under penalties of perjury by the beneficial owner of the ERP Debt Security, (ii) certifies that such owner is not a “United States person” within the meaning of the Internal Revenue Code and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s appropriate Internal Revenue Service Form W-8 to the withholding agent. An appropriate Internal Revenue Service Form W-8 is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new, appropriate Internal Revenue Service Form W-8.

Sale or Other Taxable Disposition of ERP Debt Securities. A foreign holder will not be subject to U.S. federal income and withholding taxes on any gain realized on the sale, exchange or other disposition of ERP Debt Securities, subject to the discussion below regarding FATCA withholding, unless the gain is effectively connected with a trade or business conducted by such foreign holder in the United States or, in the case of an individual, such foreign holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met. If a foreign holder engages in a trade or business in the United States, and if interest (including OID) on the ERP Debt Security (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct by such foreign holder of such trade or business (and where an applicable income tax treaty so provides, is attributable to a U.S. permanent establishment), the foreign holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular U.S. federal income tax on that interest (or gain) on a net basis in the same manner as if such foreign holder were a domestic holder. In addition, if a foreign holder is classified as a corporation for U.S. federal income tax purposes, such foreign holder may also be subject to a branch profits tax at a 30% rate (unless reduced or eliminated by an applicable income tax treaty) on the foreign holder’s effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, an ERP Debt Security will be included in the foreign holder’s effectively connected earnings and profits if such interest or gain, as the case may be, is effectively connected with the conduct by the foreign holder of a trade or business in the United States.

Foreign holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding Applicable to Holders of ERP Debt Securities

Domestic Holders of ERP Debt Securities. In general, information reporting requirements will apply to payments on ERP Debt Securities (including payments of interest and of the proceeds of the sale, exchange, redemption, repurchase, retirement or other disposition of ERP Debt Securities) to a domestic holder, unless an exception applies. Further, the payor will be required to withhold on any payments at the current backup withholding rate of 24% if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

(2)	the Internal Revenue Service notifies the payor that the TIN furnished by the payee is incorrect;

(3)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code; or

(4)	in the case of interest on a debt security, there has been a notified payee under-reporting with respect to interest or OID described in Internal Revenue Code Section 3406(c).

Some domestic holders, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder of ERP Debt Securities will be allowed as a credit against the holder’s U.S. federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

Foreign Holders of ERP Debt Securities. Information reporting requirements and backup withholding may apply to interest payments on ERP Debt Securities to a foreign holder. Information reporting and backup withholding will generally not apply if an appropriate Internal Revenue Service Form W-8 is duly provided by such holder or the holder otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person or that the claimed exemption is not in fact satisfied. Information reporting and backup withholding also may apply to proceeds a foreign holder receives upon the sale, exchange, redemption, repurchase, retirement or other disposition of ERP Debt Securities unless the foreign holder properly certifies to the applicable withholding agent its foreign status on an applicable Internal Revenue Service Form W-8 or substantially similar form, provided that the withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an applicable Internal Revenue Service Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds that a foreign holder receives upon the sale, exchange, redemption, repurchase, retirement or other disposition of ERP Debt Securities if the foreign holder receives those proceeds through a broker’s foreign office. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a foreign holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements.

Additional Tax Withholding and Reporting Requirements; FATCA

The FATCA provisions of the Internal Revenue Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other foreign entities unless: (i) the foreign financial institution undertakes certain diligence and reporting obligations; or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertakes to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not address any of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than the income tax. Investors should consult their own tax advisors regarding the effect of state, local and non-U.S. tax laws with respect to an investment in ERP Debt Securities.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes, possibly with retroactive effect. Revisions to U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment. We cannot assure that any future changes to tax laws and Treasury regulations will not have an adverse effect on an investment in ERP Debt Securities.

SELLING SECURITY HOLDERS

Information about Selling Security Holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents on a continuous or delayed basis. Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement. If we do not name a firm in the prospectus supplement, the firm may not directly or indirectly participate in any underwriting of those Securities, although it may participate in the distribution of Securities under circumstances entitling it to a dealer’s allowance or agent’s commission. In addition, we may sell Securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

The Securities, including, without limitation, Common Shares and Preferred Shares, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to an accompanying prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A distribution of the Securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or Selling Security Holders may sell some or all of the Securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, the Common Shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use Common Shares received from us to close out or hedge its short positions;

•	sell Securities short and redeliver such Securities to close out or hedge our short positions;

•

enter into option or other types of transactions that require us to deliver Common Shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the Common Shares under this prospectus; or

•

loan or pledge the Common Shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

For each offering of the Securities hereunder, the accompanying prospectus supplement or other offering materials will describe the specific plan, including: (i) the terms of the offering and the specific plan of distribution; (ii) the name or names of any underwriters, dealers, agents or direct purchasers; (iii) the purchase price of the Securities; (iv) any delayed delivery arrangements; (v) any commissions paid to agents and any underwriting discounts, commissions or other items constituting underwriters’ compensation; (vi) any discounts or concessions allowed or reallowed or paid to dealers; and (vii) any other applicable terms of the specific offering.

Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We may, from time to time, authorize underwriters acting as our agents to offer and sell the Securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the Securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the Securities will be set forth in the applicable prospectus supplement. The prospectus supplement may further state that such underwriters may allow discounts, concessions or commissions to participating dealers. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If the applicable prospectus supplement indicates, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase Securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The amount of each contract and the aggregate principal amount of Securities sold pursuant to contracts shall be the respective amounts stated in the applicable prospectus supplement. Contracts, when authorized, may be made with institutions such as commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (1) the purchase by an institution shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which an institution is subject, and (2) if the Securities are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the Securities less the principal amount thereof covered by contracts.

Some of the underwriters, dealers or agents and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In connection with the offering of certain of the Securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of Securities may also create a “short position” for their account by selling more Securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing Securities in the open market following completion of the offering of such securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to Securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the Securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

The Common Shares are listed on the New York Stock Exchange under the symbol “EQR.” Any Securities that we issue, other than Common Shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which Securities are sold by us may make a market in such Securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any Securities sold by us.

Sales by Selling Security Holders

Selling Security Holders may resell or redistribute the Securities from time to time on any stock exchange or automated interdealer quotation system on which the Securities are listed, in the over-the-counter market, in privately negotiated transactions or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees or other successors in interest of any named Selling Security Holder (including, but not limited to, persons who receive Securities from a named Selling Security Holder as a gift, partnership distribution or other nonsale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “Selling Security Holders” in this prospectus. Selling Security Holders may sell the Securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the Securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the Securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the Securities, whether or not the options are listed on an options exchange;

•	through the distribution of the Securities by any Selling Security Holder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any Selling Security Holder to sell a specified number of the Securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

Selling Security Holders may also transfer the Securities by gift.

Selling Security Holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the Securities. These brokers, dealers or underwriters may act as principals, or as an agent of a Selling Security Holder. Broker-dealers may agree with a Selling Security Holder to sell a specified number of the Securities at a stipulated price per share. If the broker-dealer is unable to sell Securities acting as agent for a Selling Security Holder, it may purchase as principal any unsold Securities at the stipulated price. Broker-dealers who acquire Securities as principals may thereafter resell the Securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the Securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more Selling Security Holders may pledge, hypothecate or grant a security interest in some or all of the Securities owned by them. The pledgees, secured parties or persons to whom the Securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Security Holders. The number of a Selling Security Holder’s Securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that Selling Security Holder’s Securities will otherwise remain unchanged. In addition, a Selling Security Holder may, from time to time, sell the Securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the Securities offered under this prospectus may be used to cover short sales.

Selling Security Holders and any underwriters, brokers, dealers or agents that participate in the distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the Securities sold by them may be deemed to be underwriting discounts and commissions.

A Selling Security Holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Securities in the course of hedging the positions they assume with that Selling Security Holder, including, without limitation, in connection with distributions of the Securities by those broker-dealers. A Selling Security Holder may enter into option or other transactions with broker-dealers that involve the delivery of the Securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those Securities. A Selling Security Holder may also loan or pledge the Securities offered hereby to a broker-dealer and the broker-dealer may sell the Securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged Securities offered hereby.

Selling Security Holders and other persons participating in the sale or distribution of the Securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Securities by Selling Security Holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of Securities in the market and to the activities of Selling Security Holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

We may agree to indemnify Selling Security Holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the Securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. Selling Security Holders may agree to indemnify us, other Selling Security Holders and any underwriter or other person who participates in the offering of the Securities, against specified liabilities arising from information provided by Selling Security Holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. Selling Security Holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the Securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the Securities.

We will not receive any proceeds from sales of any Securities by Selling Security Holders.

We cannot assure you that Selling Security Holders will sell all or any portion of the Securities offered hereby.

We will supply Selling Security Holders and any stock exchange upon which the Securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a Selling Security Holder, we will file a prospectus supplement setting forth:

•	the aggregate number of Securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a Selling Security Holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of Securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

EXPERTS

The consolidated financial statements and schedule of Equity Residential and ERP Operating Limited Partnership, appearing in Equity Residential’s and ERP Operating Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Equity Residential’s and ERP Operating Limited Partnership’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the Securities offered hereby and certain tax matters will be passed upon for us by DLA Piper LLP (US), Chicago, Illinois.

$

ERP Operating Limited Partnership

$    % Notes due 2031

$    % Notes due 2036

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley

Wells Fargo Securities

BofA Securities

Goldman Sachs & Co. LLC

J.P. Morgan

August  , 2026